SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AutoNation, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials:

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(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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April 27, 2006

Dear AutoNation Stockholder:

We are pleased to invite you to attend the 2006 Annual Meeting of Stockholders of AutoNation, Inc. to be held at 9:00 a.m. Eastern Time on Thursday, June 1, 2006, at the AutoNation Tower, located at 110 S.E. 6th Street, Fort Lauderdale, Florida 33301.

The accompanying Notice of Annual Meeting and Proxy Statement describe the specific matters to be acted upon at the Annual Meeting. We also will report on our progress and provide an opportunity for you to ask questions of general interest.

Whether you own a few or many shares of AutoNation stock and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented at the Annual Meeting. We ask that you please cast your vote as soon as possible. The Board of Directors recommends that stockholders vote (i) FOR the election of nominees for director and ratification of the appointment of KPMG LLP as our independent auditor and (ii) AGAINST the stockholder proposal, each as described in the accompanying Proxy Statement.

We look forward to seeing you on June 1, 2006 in Fort Lauderdale. Thank you.

Sincerely,

Mike Jackson
Chairman of the Board and
Chief Executive Officer

AutoNation, Inc.
AutoNation Tower
110 S.E. Sixth Street
Fort Lauderdale, Florida 33301

NOTICE OF THE 2006 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF AUTONATION, INC.:

The 2006 Annual Meeting of Stockholders of AutoNation, Inc. will be held at the AutoNation Tower, located at 110 S.E. 6th Street, Fort Lauderdale, Florida 33301 on Thursday, June 1, 2006 at 9:00 a.m. Eastern Time. At the Annual Meeting, we will consider and vote upon the following matters:

(1)	The election of seven directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified;

(2)	The ratification of the appointment of KPMG LLP as our independent auditor for 2006;

(3)	The consideration of a stockholder proposal on cumulative voting for the election of directors, if properly presented at the Annual Meeting; and

(4)	Any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Only stockholders of record as of 5:00 p.m. Eastern Time on April 26, 2006, the record date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We cordially invite you to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we ask that you please cast your vote as soon as possible. You may revoke your proxy and reclaim your right to vote at any time prior to its use.

Either an admission ticket or proof of ownership of AutoNation stock, as well as a form of personal photo identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, your admission ticket is attached to your proxy card. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting, or you may request an admission ticket in advance. Please see the response to the question “Do I need a ticket to attend the Annual Meeting?” for further details.

By Order of the Board of Directors,

Jonathan P. Ferrando
Executive Vice President,
General Counsel and Secretary

April 27, 2006

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN
IT TO US PROMPTLY IN THE ENCLOSED ENVELOPE.

AutoNation, Inc.
AutoNation Tower
110 S.E. Sixth Street
Fort Lauderdale, Florida 33301

PROXY STATEMENT

This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors of AutoNation, Inc., for use at our 2006 Annual Meeting of Stockholders. Our Annual Meeting will be held at the AutoNation Tower, located at 110 S.E. 6th Street, Fort Lauderdale, Florida 33301 on Thursday, June 1, 2006 at 9:00 a.m. Eastern Time.

This Proxy Statement, the Notice of the 2006 Annual Meeting, the proxy card and our 2005 Annual Report to Stockholders were first mailed to stockholders on or about May 1, 2006.

Questions and Answers About Our Annual Meeting

What is the purpose of our Annual Meeting?

The purpose of our Annual Meeting is to:

•	elect seven directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified;

•	ratify the appointment of our independent auditor for 2006;

•	consider a stockholder proposal on cumulative voting for the election of directors, if properly presented at the Annual Meeting; and

•	consider any other matters properly presented at the Annual Meeting.

In addition, senior management will report on our business and financial performance and respond to your questions.

Do I need a ticket to attend the Annual Meeting?

Yes. You will need an admission ticket or proof of ownership of AutoNation stock as of April 26, 2006 to enter the Annual Meeting. If you are a registered stockholder and hold your shares directly in your own name, an admission ticket is attached to your proxy card. If you plan to attend the Annual Meeting, please vote your proxy, but keep your admission ticket and bring it with you to the Annual Meeting. If your shares are held in the name of a brokerage firm, bank or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of AutoNation stock as of April 26, 2006, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. Stockholders also must present a form of personal photo identification in order to be admitted to the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only our stockholders as of 5:00 p.m. Eastern Time on April 26, 2006, the record date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.

What are the voting rights of AutoNation stockholders?

Each stockholder is entitled to one vote on each matter properly presented at the Annual Meeting for each share of common stock owned by that stockholder on the record date. Therefore, if you owned 100 shares of common stock as of 5:00 p.m. Eastern Time on April 26, 2006, you can cast 100 votes for each matter properly presented at the Annual Meeting. As of 5:00 p.m. Eastern Time on April 26, 2006, there were 214,945,830 shares of AutoNation common stock issued and outstanding and entitled to vote at the Annual Meeting.

What constitutes a quorum?

In order for us to conduct business at our Annual Meeting, we must have a quorum of at least 107,472,916 shares of common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote. If you submit a properly executed proxy or vote instruction card or properly cast your vote by telephone or via the Internet, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal. We also will consider as present for purposes of determining whether a quorum exists any shares represented by “broker non-votes” as to a particular proposal.

What are “broker non-votes”?

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares at its discretion. Under the rules of The New York Stock Exchange (“NYSE”), brokerage firms may have the authority to vote their customers’ shares on certain routine matters for which they do not receive voting instructions, such as the election of our Board’s nominees for director and the ratification of the appointment of KPMG LLP as our independent auditor. However, if other matters are properly brought before the Annual Meeting and they are not considered routine under the applicable NYSE rules, such as our stockholder proposal on cumulative voting for director elections, shares held by brokerage firms will not be voted on such non-routine matters by the brokerage firms unless they have received voting instructions and, accordingly, any such shares will be “broker non-votes” and will not be counted with respect to such matters.

Will my shares be voted if I do not provide my proxy?

If your shares are held in the name of a brokerage firm, they may be voted by the brokerage firm in certain circumstances (as described above) even if you do not give the brokerage firm specific voting instructions. If you are a registered stockholder and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the Annual Meeting. If you hold shares through the AutoNation 401(k) Plan, your shares may be voted as described below even if you do not provide voting instructions.

How do I vote my 401(k) shares?

If you participate in the AutoNation 401(k) Plan, you may vote the number of shares credited to your account as of 5:00 p.m. Eastern Time on April 26, 2006, by instructing our plan trustee, Merrill Lynch & Co., how to vote your shares pursuant to the instruction card being mailed with this Proxy Statement to plan participants. If you do not provide clear voting instructions, Merrill Lynch will vote the shares in your account in the same proportion that it votes shares for which it received valid and timely instructions.

How do I vote?

You can vote in any of the following ways. Please check your proxy card or contact your broker to determine whether you will be able to vote by telephone or via the Internet.

               To vote by mail:

•	Mark, sign and date your proxy card or vote instruction card; and

•	Return it in the enclosed envelope.

               To vote using the Internet:

•	Have your proxy card or vote instruction card in hand;

•	Log on to the Internet and visit the website address provided on your proxy card or your vote instruction card; and

•	Follow the instructions provided.

               To vote by telephone:

•	Have your proxy card or vote instruction card in hand;

•	Call the toll-free number listed on your proxy card if you are a registered stockholder (that is, your shares are held on the company’s books in your name or by you in certificate form), or call the number listed on your vote instruction card if your shares are held in “street name” (that is, in the name of your bank or broker); and

•	Follow the recorded instructions.

               To vote in person if you are a registered stockholder:

•	Attend our Annual Meeting;

•	Bring valid photo identification; and

•	Deliver your completed proxy card or ballot in person.

               To vote in person if you hold in “street name:”

•	Attend our Annual Meeting;

•	Bring valid photo identification; and

•	Obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

Can I change my vote after I have voted?

Yes. If you voted by proxy card, vote instruction card or telephone or via the Internet, you can change your vote at any time before the proxy is exercised. To change your vote:

•	Submit a later dated and signed proxy by mail;

•	Recast your vote by telephone or via the Internet;

•	Attend our Annual Meeting and vote your shares in person in accordance with the procedures set forth in the answer to “How do I vote?” above. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy; or

•	Submit a written notice of revocation to our Secretary.

What vote is required to elect directors or take other action at the Annual Meeting?

In order to be approved, any proposal that comes before the Annual Meeting must receive the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting with respect to such proposal. If you mark your proxy or vote instruction card “withhold” with respect to any director or “abstain” with respect to any other proposal, you will effectively be voting against the election of such director or the approval of such proposal. If your shares are not voted by your brokerage firm or nominee with respect to a particular proposal, or if you direct your proxy holder not to vote all or a portion of your shares with respect to a particular proposal, such shares will not be considered to be present at the Annual Meeting for purposes of considering such proposal and will not be counted.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

•	FOR each of the nominees for director set forth on page 6;

•	FOR the ratification of the appointment of our independent auditor set forth on page 16; and

•	AGAINST the stockholder proposal on cumulative voting for the election of directors set forth on page 29.

How will my proxy holders vote?

The enclosed proxy card designates Mike Jackson, our Chairman of the Board and Chief Executive Officer, and Jonathan P. Ferrando, our Executive Vice President, General Counsel and Secretary, or their duly named successors, to hold your proxy and vote your shares. With respect to the election of directors, Messrs. Jackson and Ferrando will vote in accordance with the instructions set forth on your duly executed proxy or vote instruction card or as directed by you over the telephone or via the Internet. If you sign and return your proxy card but do not provide instructions or if your instructions are unclear, Messrs. Jackson and Ferrando intend to vote FOR each of the nominees for director, FOR the ratification of the appointment of our independent auditor and AGAINST the stockholder proposal on cumulative voting for the election of directors.

With respect to any other proposal that properly comes before the Annual Meeting, Messrs. Jackson and Ferrando will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

How much did this proxy solicitation cost?

We engaged Innisfree M&A Incorporated to assist with the solicitation of proxies for a fee not to exceed $11,000, plus reimbursement for out-of-pocket expenses. In addition to soliciting proxies by mail, certain of our employees also may solicit proxies personally, by telephone or otherwise, but such persons will not receive any special compensation for such services. As is customary, we will reimburse brokerage firms, banks, fiduciaries, voting trustees and other nominees for forwarding the soliciting material to each beneficial owner of stock held of record by them. We will pay the entire cost of the solicitation.

Can I receive materials relating to future AutoNation Annual Meetings via the Internet?

Yes. In an effort to reduce our proxy solicitation costs, you may receive future Annual Meeting materials via the Internet. We encourage you to help us reduce our costs by electing to receive our Annual Meeting materials via the Internet. If you are a registered stockholder, log on to http://www.computershare.com/us/sc/auin in order to register to receive our Annual Meeting materials via the Internet. If you hold AutoNation stock through a brokerage firm, bank or other nominee, you may be able to register to receive future Annual Meeting materials via the Internet by voting online and following the instructions provided. Alternatively, you should call your broker for instructions on how to receive our future Annual Meeting materials via the Internet.

If you elect to receive our future Annual Meeting materials via the Internet, you will receive a proxy card in the mail or, if you choose, an e-mail notification alerting you when our Annual Meeting materials are available online. Our future proxy statements and annual reports will be available online on the same day as such materials are filed with the Securities and Exchange Commission. You may revoke at any time your election to receive our future Annual Meeting materials via the Internet.

This Proxy Statement and our 2005 Annual Report to Stockholders also are available on AutoNation’s corporate website, which you can visit by logging on to http://corp.autonation.com/investors/.

Can different stockholders sharing the same address receive only one Annual Report and Proxy Statement?

Yes. The Securities and Exchange Commission permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more security holders sharing the same address by delivering only one proxy statement and annual report to that address. This process, which is commonly referred to as “householding,” can effectively reduce our printing and postage costs. Under householding, each stockholder would continue to receive a separate proxy card or vote instruction card.

Certain of our stockholders whose shares are held in street name and who have consented to householding will receive only one set of our Annual Meeting materials per household. If your household received a single set of our Annual Meeting materials, you can request to receive additional copies of these materials by calling or writing your brokerage firm, bank or other nominee. If you own your shares in street name, you can request householding by calling or writing your brokerage firm, bank or other nominee.

Election of Directors

(Proposal 1)

Our Board of Directors currently consists of eight members. Each of our current directors was elected by our stockholders at the Annual Meeting of Stockholders in 2005, except for Michael E. Maroone, who was appointed to our Board effective July 27, 2005 upon the recommendation of our Corporate Governance Committee, and is standing for election for the first time. Our Board, upon the recommendation of the Nominating Subcommittee, has nominated the seven persons listed below to stand for election for a new term expiring at the Annual Meeting of Stockholders in 2007 or until their successors are duly elected and qualified. Each of the nominees listed below is currently serving as a director. Detailed biographical and other information concerning each nominee for director is provided on pages 7 and 8 of this Proxy Statement. Each nominee is willing and able to serve as a director of AutoNation. J.P. Bryan, who has served as one of our Directors since 1991, has announced that he will retire from our Board on the date of the Annual Meeting and has, therefore, declined to stand for re-election.

Nominees For Director	Positions and Offices Held with Us

Mike Jackson	Chairman of the Board and Chief Executive Officer
Robert J. Brown	Director
Rick L. Burdick	Director
William C. Crowley	Director
Edward S. Lampert	Director
Michael E. Maroone	Director, President and Chief Operating Officer
Irene B. Rosenfeld	Director

Our Board of Directors recommends a vote “FOR” the election
of each of the nominees for director named above.

Nominees for Our Board of Directors

Mike Jackson

Mike Jackson, age 57, has served as our Chairman of the Board since January 1, 2003 and as our Chief Executive Officer and as one of our directors since September 1999. From October 1998 until September 1999, Mr. Jackson served as Chief Executive Officer of Mercedes-Benz USA, LLC, a North American operating unit of DaimlerChrysler AG, a multinational automotive manufacturing company. From April 1997 until September 1999, Mr. Jackson also served as President of Mercedes-Benz USA. From July 1990 until March 1997, Mr. Jackson served in various capacities at Mercedes-Benz USA, including as Executive Vice President immediately prior to his appointment as President of Mercedes-Benz USA. Mr. Jackson was also the managing partner from March 1979 to July 1990 of Euro Motorcars of Bethesda, Maryland, a regional group that owned and operated eleven automotive dealership franchises, including Mercedes-Benz and other brands of automobiles.

Robert J. Brown

Mr. Brown, age 71, has served as one of our directors since May 1997. Mr. Brown has served as Chairman and Chief Executive Officer of B&C Associates, Inc., a management consulting, marketing research and public relations firm, since 1973. Mr. Brown also serves as a director of Wachovia Corporation, a commercial and retail bank, Sonoco Products Company, a manufacturer of industrial and consumer packaging products, and aaiPharma, Inc., a pharmaceutical company.

Rick L. Burdick

Mr. Burdick, age 54, has served as one of our directors since May 1991. Since 1988, Mr. Burdick has been a partner in Akin, Gump, Strauss, Hauer & Feld, L.L.P., a global full service law firm. Mr. Burdick serves as a member of the firm’s Executive Committee, Chairman of the firm’s Business Transactions Department and Partner-In-Charge of the Washington, D.C. office. Mr. Burdick also serves as a non-executive Vice Chairman of Century Business Services, Inc., a provider of outsourced business services to small and medium-sized companies in the United States.

William C. Crowley

Mr. Crowley, age 48, has served as one of our directors since January 2002. Since March 2005, Mr. Crowley has served as a director and Chief Financial Officer of Sears Holding Corporation, the nation’s third largest broad-line retailer. From May 2003 until March 2005, Mr. Crowley served as director and Senior Vice President, Finance of Kmart Holding Corporation. Since January 1999, Mr. Crowley has been President and Chief Operating Officer of ESL Investments, Inc., a private investment firm. Prior to joining ESL Investments, Mr. Crowley was a Managing Director at Goldman, Sachs & Co., a leading global investment banking and securities firm.

Edward S. Lampert

Mr. Lampert, age 43, has served as one of our directors since January 2002. Mr. Lampert is Chairman and Chief Executive Officer of ESL Investments, Inc., a private investment firm that he founded in 1988. Mr. Lampert also serves on the Board of Directors of AutoZone, Inc., a national retailer of automotive parts and accessories, and is Chairman of the Board and a director of Sears Holding Corporation, the nation’s third largest broad-line retailer. From May 2003 until March 2005, Mr. Lampert served as Chairman of the Board and a director of Kmart Holding Corporation.

Michael E. Maroone

Mr. Maroone, age 52, has served as one of our directors since July 2005 and as our President and Chief Operating Officer since August 1999. Following our acquisition of the Maroone Automotive Group in January 1997, Mr. Maroone served as President of our New Vehicle Dealer Division. In January 1998, Mr. Maroone was named President of our Automotive Retail Group with responsibility for our new and used vehicle operations. Prior to joining our company, Mr. Maroone was President and Chief Executive Officer of the Maroone Automotive Group, one of the country’s largest privately-held automotive retail groups prior to its acquisition by us.

Irene B. Rosenfeld

Ms. Rosenfeld, age 52, has served as one of our directors since March 1999. Since September 2004, Ms. Rosenfeld has served as Chairman and Chief Executive Officer of Frito-Lay, Inc., a snack and convenient food division of PepsiCo, Inc., a leading global food and beverage company. Prior to joining Frito-Lay, Ms. Rosenfeld spent 22 years in various capacities with Kraft Foods, Inc., a diversified food company, including as President, North American Businesses, of its Kraft Foods North America unit until July 2003. Ms. Rosenfeld also serves as a Trustee of Cornell University.

Board Governance

Our business and affairs are managed under the direction of our Board of Directors, which is AutoNation’s ultimate decision-making body except with respect to those matters reserved to our stockholders. Our Board’s mission is to maximize long-term stockholder value. Our Board establishes our overall corporate policies, selects and evaluates our senior management team, which is charged with the conduct of our business, and acts as an advisor and counselor to senior management. Our Board also oversees AutoNation’s business strategy and the performance of management in executing our business strategy and managing our day-to-day operations.

Does AutoNation have corporate governance principles?

Yes. Our Board is committed to sound corporate governance principles and practices. Our Board’s core principles of corporate governance are set forth in the AutoNation, Inc. Corporate Governance Guidelines (the “Guidelines”), which were adopted by the Board in March 2003 and most recently amended as of February 7, 2006. A copy of the Guidelines is set forth as Exhibit A hereto and also is available at
http://corp.autonation.com/investors/. The Guidelines, which exceed NYSE corporate governance listing standard requirements, serve as a framework within which our Board conducts its operations. The Corporate Governance Committee of our Board has been charged with periodically reviewing the Guidelines and recommending to our Board appropriate changes in light of applicable laws and regulations, the governance standards identified by leading governance authorities and our company’s evolving needs.

Do we have a policy regarding our Board’s attendance at our Annual Meeting of stockholders?

Yes. Our directors are expected to attend our Annual Meeting of Stockholders. A director who is unable to attend our Annual Meeting is expected to notify the Chairman of the Board in advance of the Annual Meeting. All of our directors standing for election at the 2005 Annual Meeting of Stockholders attended that meeting.

How many times did our Board meet during 2005?

Our Board of Directors held ten meetings and took one action by unanimous written consent during 2005. During 2005, each of our incumbent directors attended at least 90% of the total number of meetings of our Board of Directors and any Board committee on which he or she served.

What Committees has our Board established?

Our Board of Directors has established three separately designated standing committees to assist it in discharging its responsibilities: the Audit Committee, the Compensation Committee and the Corporate Governance Committee. In addition, our Board has established the Executive Compensation Subcommittee, which is a subcommittee of the Compensation Committee, and the Nominating Subcommittee, which is a subcommittee of the Corporate Governance Committee. The charters for our Board committees are in compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the NYSE’s corporate governance listing standards. Our Board Committee charters are available on AutoNation’s corporate website at http://corp.autonation.com/investors/ and you may obtain a printed copy of these charters by sending a written request to: Investor Relations Department, AutoNation, Inc., 110 S.E. 6th Street, Fort Lauderdale, Florida 33301.

The following chart reflects the current membership of each of our Board’s committees:

			Executive	Corporate
	Audit	Compensation	Compensation	Governance	Nominating
Name	Committee	Committee	Subcommittee	Committee	Subcommittee

Robert J. Brown	*	*	*	*	*
J.P. Bryan(1)	**
Rick L. Burdick				**
William C. Crowley				*	**
Edward S. Lampert		**
Irene B. Rosenfeld	*	*	**

*	Member

**	Chair

(1)	J.P. Bryan, who has served as one of our directors since 1991, has announced that he will retire from our Board on the date of the Annual Meeting of Stockholders and has, therefore, declined to stand for re-election to our Board.

Audit Committee.  The Audit Committee primarily assists our Board in fulfilling its oversight responsibilities by reviewing our financial reporting and audit processes and our systems of internal control over financial reporting and disclosure controls. Among the Committee’s core responsibilities are the following: (i) overseeing the integrity of our financial statements and reviewing and approving the scope of the annual audit; (ii) appointing, retaining, compensating, overseeing, evaluating and replacing our independent auditor; (iii) reviewing the company’s critical accounting policies; (iv) reviewing the company’s quarterly and annual financial statements prior to their filing with the Securities and Exchange Commission; (v) preparing the Audit Committee report for inclusion in our annual proxy statement; and (vi) reviewing with management significant financial risks or exposures and assessing the steps management has taken to minimize, monitor and control such risks or exposures. For a complete description of our Audit Committee’s responsibilities, you should refer to the Audit Committee Charter, a copy of which is set forth as Exhibit B hereto.

The Audit Committee currently consists of three directors. Our Board has determined that the Audit Committee members have the requisite independence and other qualifications for audit committee membership under NYSE corporate governance listing standards, the Sarbanes-Oxley Act of 2002, our Audit Committee Charter and the independence standard set forth in the Guidelines (as discussed below). Our Board also has determined that Ms. Rosenfeld is an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee held eight meetings and took no actions by unanimous written consent during 2005. The Audit Committee Report for fiscal year 2005, which contains a description of the Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2005, is set forth on page 15.

Compensation Committee.  The Compensation Committee primarily assists our Board in fulfilling its oversight responsibilities by, among other things: (i) reviewing our director compensation program; (ii) reviewing and approving the compensation of our chief executive officer and other senior executive officers and, except as expressly delegated to the Executive Compensation Subcommittee, setting annual and long-term performance goals for these individuals; and (iii) reviewing and approving the compensation of all of our corporate officers. Our Board has determined that the Compensation Committee members have the requisite independence for compensation committee membership under NYSE corporate governance listing standards and the independence standard set forth in the Guidelines. The Compensation Committee held five meetings and took two actions by unanimous written consent during 2005. The Compensation Committee Report for fiscal 2005 is set forth on page 17.

Executive Compensation Subcommittee.  The Executive Compensation Subcommittee is a subcommittee of the Compensation Committee. The Subcommittee assists the Board and the Compensation Committee in fulfilling their responsibilities by performing the following duties: (i) reviewing and approving performance-based compensation of executive officers as contemplated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), including bonuses and stock option grants; (ii) administering the AutoNation, Inc. Senior Executive Incentive Bonus Plan, including establishing performance goals and certifying whether such goals are attained as contemplated under Section 162(m) of the Code; and (iii) administering our stock option plans, including approving stock option grants. Our Board has determined that each member of the Subcommittee qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and as an “outside director” under Section 162(m) of the Code. The Executive Compensation Subcommittee held four meetings and took one action by unanimous written consent during 2005.

Corporate Governance Committee.  The Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities by performing the following duties: (i) periodically reviewing the corporate governance principles and practices set forth in the Guidelines, in comparison to the governance standards identified by leading governance authorities and our evolving needs, and making recommendations to the Board with respect to any appropriate amendment to the Guidelines; and (ii) leading annual evaluations of Board and Board committee performance. Our Board has determined that each Corporate Governance Committee member has the requisite independence for Corporate Governance Committee membership under NYSE corporate governance listing standards and the independence standard set forth in the Guidelines. The Corporate Governance Committee held six meetings and took no actions by unanimous written consent during 2005. A copy of the charter by which the Corporate Governance Committee is governed is set forth as Exhibit C hereto.

Nominating Subcommittee.  The Nominating Subcommittee is a subcommittee of the Corporate Governance Committee established on February 7, 2006. The Nominating Subcommittee assists the Board and the Corporate Governance Committee in fulfilling their responsibilities by performing the following duties: (i) assessing periodically our Board’s needs in terms of skills and qualifications and recommending to our Board candidates for nomination and election to our Board; (ii) reviewing Board candidates recommended by our stockholders; and (iii) recommending to our Board assignments to committees. Our Board has determined that each Nominating Subcommittee member has the requisite independence for Nominating Subcommittee membership under NYSE corporate governance listing standards and the independence standard set forth in the Guidelines. A copy of the charter by which the Nominating Subcommittee is governed is set forth as Exhibit D hereto.

How are our directors compensated?

In 2005, we paid each of our non-employee directors an annual fee for service on our Board of Directors of $25,000, plus $1,000 for each Board meeting attended in excess of four annually and for each committee meeting attended. The annual fee payable to our directors is prorated based on the number of months served during the year. The Chair of our Audit Committee also receives an annual fee of $10,000 in recognition of the additional time commitment and responsibilities associated with this service. Our directors also are entitled to receipt of an annual vehicle allowance of $22,500 to purchase or lease a company vehicle in accordance with our Director Vehicle Allowance Program, and expense reimbursement in connection with Board and committee meeting attendance. The annual vehicle allowance for each of our directors was $22,500 during 2005.

We want our outside directors’ compensation to be aligned with your interests as stockholders. Accordingly, our 1995 Amended and Restated Non-Employee Director Stock Option Plan currently provides for an initial grant of options to purchase 50,000 shares of our stock immediately upon the appointment of a non-employee director to our Board. This plan also provides for an annual grant of options to purchase 20,000 shares of our stock at the beginning of each fiscal year to each non-employee director serving on the Board at such date. Unless otherwise provided, all options granted under this plan are fully vested and immediately exercisable. Under this plan, each grant of options to a non-employee director remains exercisable for a term of ten years from the grant date so long as the director remains a member of the Board. The options are exercisable at a price per share equal to the closing price per share of our stock on the NYSE on the date immediately prior to the grant date. In accordance with the plan, on January 3, 2006, Messrs. Brown, Bryan, Burdick, Crowley and Lampert and Ms. Rosenfeld each received an automatic grant of options to purchase 20,000 shares of our stock at an exercise price of $21.73 per share.

Is a majority of our Board independent under our Director Independence Standard and applicable New York Stock Exchange rules?

Yes. Under the Company’s Corporate Governance Guidelines, our Board has committed that a substantial majority of our directors be independent. On October 27, 2003, our Board adopted a Director Independence Standard to assist it in determining whether a director is independent. The full text of our Director Independence Standard (the “Independence Standard”) is set forth in the AutoNation, Inc. Corporate Governance Guidelines, a copy of which is set forth as Exhibit A hereto. Our Board has affirmatively determined that, except for Messrs. Jackson and Maroone, who serve as our Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively, none of our current directors has a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and each of our directors is independent within the meaning of our Independence Standard and applicable NYSE listing standards.

Do our non-management directors meet at regularly scheduled sessions without management present?

Yes. Our non-management directors (each director other than Messrs. Jackson and Maroone) meet in regularly scheduled sessions without management of our company present. The presiding director for each executive session is rotated among the chairs of our Board committees.

Can our stockholders and interested parties communicate with our directors?

Yes. To communicate with our Board, any Board committee, any individual director, any group of directors (such as our non-management directors) or our presiding director, our stockholders or interested parties should send written correspondence to AutoNation, Inc. Board of Directors, c/o Corporate Secretary, AutoNation, Inc., 110 S.E. 6 Street, 29th Floor, Fort Lauderdale, Florida 33301. You may also ask questions at the Annual Meeting of Stockholders.

How does the Nominating Subcommittee identify and evaluate nominees for director?

Potential candidates may come to the attention of the Nominating Subcommittee through recommendations made by current directors, stockholders, executive or director search firms retained by the Nominating Subcommittee or other persons. All of our nominees for director, whether or not recommended by a stockholder, will be selected on the basis of, among other things, broad experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness and ability to devote adequate time to our Board’s duties, all in the context of the needs of our Board at that point in time as assessed by our Nominating Subcommittee and with the objective of ensuring diversity in the background, experience and viewpoints of our Board members. Our Nominating Subcommittee is responsible for assessing the appropriate balance of skills and characteristics required of our Board members.

Does the Nominating Subcommittee have a policy with regard to the consideration of any director candidates recommended by our stockholders?

Yes. The Nominating Subcommittee has a policy pursuant to which it considers director candidates recommended by our stockholders. As described above, all director candidates recommended by our stockholders are considered for selection to the Board on the same basis as if such candidates were recommended by one or more of our directors or other sources. To recommend a director candidate for consideration by our Nominating Subcommittee, a stockholder must submit the recommendation in writing to our Corporate Secretary not later than one hundred twenty (120) calendar days prior to the anniversary date of our proxy statement distributed to our stockholders in connection with our most recent annual meeting of stockholders, and the recommendation must provide the following information: (i) the name of the stockholder making the recommendation, (ii) the name of the candidate, (iii) the candidate’s resume or a listing of his or her qualifications to be a director, (iv) the proposed candidate’s written consent to being named as a nominee and to serving as one of our directors if elected and (v) a description of all relationships, arrangements or understandings, if any, between the proposed candidate and the recommending stockholder and between the proposed candidate and us so that the candidate’s independence may be assessed. The stockholder or the director candidate also must provide any additional information requested by our Nominating Subcommittee to assist the Subcommittee in appropriately evaluating the candidate.

Does AutoNation have a code of ethics?

Yes. In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, we have a company-wide Business Ethics Program, which includes a Code of Business Ethics applicable to all company employees. We also maintain a 24-hour Alert-Line for employees to report any Company policy violations under our Business Ethics Program. In addition, our Board has adopted the Code of Ethics for Senior Officers and the Code of Business Ethics for the Board of Directors. Copies of these codes are available at http://corp.autonation.com/investors/ and you may obtain a printed copy of these codes by sending a written request to: Investor Relations Department, AutoNation, Inc., 110 S.E. 6th Street, Fort Lauderdale, Florida 33301. These codes comply with NYSE corporate governance listing standards.

Does the Board have a policy with regard to related party transactions?

Yes. Our Board’s policy requires that transactions with related parties must be entered into in good faith on fair and reasonable terms that are no less favorable to us than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party. Our Board, by a vote of the disinterested directors, must approve all related party transactions valued over $500,000, while our Audit Committee must approve all related party transactions valued between $100,000 and $500,000 and review with management all other related party transactions. The following is a summary of agreements and transactions with parties related to our directors or us. Based on our experience, we believe that each of the transactions described below complied with our Board’s policy at the time the transaction was effected.

We paid AutoZone approximately $421,000 for parts purchases made during 2005. We received approximately $72,000 from AutoZone for parts sales made during 2005. Mr. Lampert is a director of AutoZone and is Chairman, Chief Executive Officer and controlling principal of ESL Investments, Inc., which together with its affiliated investment partnerships owns approximately 29% of the outstanding common stock of AutoZone. Mr. Crowley is the President and Chief Operating Officer of ESL Investments. Payments made by us to AutoZone in any given year, or received by us from AutoZone, represent significantly less than 0.1% of AutoZone’s annual revenue. We expect to enter into similar arrangements with AutoZone in the future.

During 2005, we engaged the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., of which Mr. Burdick is a partner, for various legal services. Mr. Burdick is not involved directly in our relationship with Akin, Gump or in the provision of legal services to us, and the legal fees paid by us represent significantly less than 1.0% of the firm’s annual revenue. We expect this relationship to continue in 2006.

From time to time, our directors and executive officers purchase vehicles from us or service their vehicles at our stores, a practice we encourage, including through our Director Vehicle Allowance Program. Certain of the vehicle purchase transactions exceed $60,000.

During 2005, we provided Mr. Maroone and his immediate family members with the use of various demonstrator vehicles pursuant to a name use agreement, which usage during the year was valued at approximately $66,000. We entered into the name use agreement with Mr. Maroone in 2000, pursuant to which we have the right to use the “Maroone” name in connection with automobile dealerships and related products and services in exchange for which we provide to Mr. Maroone, and his immediate family members, the use of various demonstrator vehicles. We expect this agreement to remain in place for the foreseeable future.

We provide corporate aircraft for business travel primarily limited to business trips taken by our two most senior executives, Messrs. Jackson and Maroone. Under the terms of their employment agreements, Messrs. Jackson and Maroone also are entitled to limited use of our corporate aircraft for personal travel. A third-party aviation services company manages our corporate air transportation. In order to ensure the availability of qualified corporate aircraft, the aviation services company has selected other charter companies to provide aircraft for its clients, including AutoNation, in the event that the aircraft in its managed fleet are unavailable. The aviation services company selects the charter companies on the basis of several factors, including competitive pricing, the quality and safety of the aircraft and flight crews, and availability. Each of Mr. Maroone and his father, Mr. Al Maroone, owns fifty percent of the outstanding common stock of one of these companies, Florida Jet Service, Inc. Since January 1, 2005, we incurred approximately $179,000 of charter fees with Florida Jet Service, Inc. in connection with our use of its aircraft. Mr. Maroone is not involved in the selection process managed by the aviation services company.

On March 10, 2006, we commenced a tender offer to purchase up to 50 million shares of our common stock at a price per share of $23 in cash. As previously disclosed, ESL Investments, Inc. agreed to tender all of its shares of our common stock in the offer. Mr. Lampert is the Chief Executive Officer and Mr. Crowley is the President and Chief Operating Officer of ESL Investments, Inc. On April 19, 2006, we accepted for payment 50 million shares of our common stock pursuant to the offer, including 20,353,844 shares of common stock tendered by ESL Investments.

AUDIT COMMITTEE REPORT

The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.

During 2005, the Audit Committee consisted of Alan S. Dawes (Chair from January 1, 2005 until March 22, 2005), J.P. Bryan (member from January 1, 2005 and Chair since March 23, 2005), Irene B. Rosenfeld (member throughout 2005) and Robert J. Brown (member since March 23, 2005). The charter under which the Audit Committee operates is set forth as Exhibit B hereto and is available on AutoNation’s corporate website at http://corp.autonation.com/investors/. The Board has determined that each Audit Committee member has the requisite independence and other qualifications for audit committee membership under New York Stock Exchange corporate governance listing standards, the Sarbanes-Oxley Act of 2002, the Audit Committee Charter and the independence standard set forth in the AutoNation, Inc. Corporate Governance Guidelines. The Board also determined that Ms. Rosenfeld is an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Our primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing AutoNation’s financial reporting, audit processes, systems of internal control over financial reporting, and disclosure controls. Management is responsible for the company’s financial statements and the financial reporting process, including the system of internal control over financial reporting. We also monitor the preparation by management of the company’s quarterly and annual financial statements. AutoNation’s independent auditor, which is accountable to us, is responsible for expressing an opinion as to whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of AutoNation in conformity with generally accepted accounting principles in the United States. The independent auditor also is responsible for auditing and reporting on our management’s assessment of, and the effective operation of, internal control over financial reporting. We are solely responsible for selecting and reviewing the performance of AutoNation’s independent auditor and, if we deem appropriate in our sole discretion, terminating and replacing the independent auditor. We also are responsible for reviewing and approving the terms of the independent auditor’s annual engagement, including the scope of audit and non-audit services to be provided by the independent auditor and the fees to be paid for such services, and discussing with the auditor any relationships or services that may impact the objectivity and independence of the auditor.

In fulfilling our oversight role, we met and held discussions with the company’s management and independent auditor. Management advised us that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we reviewed and discussed the consolidated financial statements and key accounting and reporting issues with management and the independent auditor in advance of the public release of operating results and filing of annual or quarterly reports with the Securities and Exchange Commission. We discussed with the independent auditor matters deemed significant by the independent auditor, including those matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, and reviewed a letter from the independent auditor disclosing such matters.

The independent auditor also provided us with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditor matters relating to their independence and considered whether their provision of certain non-audit services is compatible with maintaining their independence. In the letter, the independent auditor confirmed its independence, and we determined that the independent auditor’s provision of non-audit services to AutoNation is compatible with maintaining their independence. We also reviewed a report by the independent auditor describing the firm’s internal quality-control procedures and any material issues raised in the most recent internal quality-control review or external peer review or inspection performed by the Public Company Accounting Oversight Board.

Based on our review with management and the independent auditor of AutoNation’s audited consolidated financial statements and the independent auditor’s report on such financial statements, and based on the discussions and written disclosures described above and our business judgment, we recommended to the Board of Directors that the audited consolidated financial statements be included in AutoNation’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee:

J. P. Bryan (Chair)
Robert J. Brown
Irene Rosenfeld

Independent Auditor

AUDIT FEES

The following table sets forth: (i) the aggregate fees billed for professional services rendered by KPMG LLP for the audits of our financial statements and internal control over financial reporting for fiscal years 2005 and 2004; and (ii) the aggregate fees billed in 2004 by KPMG for state unclaimed property audit assistance, an organizational review consulting project and forensic accounting services and the aggregate fees billed in 2005 by KPMG for state unclaimed property audit assistance and our use of KPMG’s on-line technical research service:

Fee Category:	Fiscal 2004	Fiscal 2005

Audit Fees	$2,730,000	$2,687,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	$222,000	$29,000

Total Fees	$2,952,000	$2,716,000
Ratio of Tax and All Other Fees to Audit and Audit-Related Fees:	0.1:1	0.01:1
Percentage of Aggregate Fees which were Audit or Audit-Related:	92%	99%

STATEMENT REGARDING AUDIT COMMITTEE PRE-APPROVAL OF
AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

Our Audit Committee’s policies require pre-approval of all audit and permissible non-audit services provided by our independent auditor other than services permitted under the de minimus exception under applicable Securities and Exchange Commission rules (which are approved by our Audit Committee prior to our independent auditor’s completion of its annual audit). Under our Audit Committee’s policies, pre-approval generally is detailed as to the particular service or category of services and is subject to a specific budget. Under our Audit Committee’s policies, all tax planning services and services that do not constitute audit, audit-related or tax-compliance services are subject to a formal bidding process and may not be provided by our independent auditor unless our Audit Committee concludes that such services may be provided most effectively or economically by our independent auditor and that the independence of our auditor would not be affected adversely by the provision of such services. Our Audit Committee has delegated to its Chair the authority to approve, within guidelines and limits established by the Committee, specific audit and non-audit services to be provided by our independent auditor and the fees to be paid. Any such approval must be reported to the Audit Committee at the next scheduled meeting. As required by Section 10A of the Exchange Act, our Audit Committee has pre-approved all audit and non-audit services provided by our independent auditor during 2005, and the fees paid for such services.

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITOR

(Proposal 2)

The Audit Committee of our Board of Directors has appointed KPMG LLP as our independent auditor for the year ending December 31, 2006. KPMG LLP has served us in this capacity since May 6, 2003. If the appointment of KPMG LLP as our independent auditor is not ratified by our stockholders, the Audit Committee will re-evaluate its appointment, taking into consideration the stockholder vote on the ratification. However, the Audit Committee is solely responsible for appointing and terminating our independent auditor, and may do so at any time at its discretion. A representative of KPMG LLP is expected to attend the Annual Meeting and be available to respond to appropriate questions. The representative also will be afforded an opportunity to make a statement, if he or she desires to do so.

Our Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG LLP as independent auditor
for us and our subsidiaries for the year ending December 31, 2006.

Executive Compensation

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following statement made by our Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.

AutoNation’s compensation programs are administered by the Compensation Committee of the Board (the “Committee”) and the Executive Compensation Subcommittee (the “Subcommittee”). During 2005, the Committee consisted of Edward S. Lampert (Chair), Robert J. Brown, and Irene B. Rosenfeld and the Subcommittee consisted of Ms. Rosenfeld (Chair) and Mr. Brown. Mr. Alan S. Dawes, a former director, also served on the Committee and Subcommittee until the date of our 2005 Annual Meeting of Stockholders. The Board has determined that each member of the Committee and the Subcommittee satisfies the requisite independence standards under the AutoNation, Inc. Corporate Governance Guidelines and the corporate governance listing standards of The New York Stock Exchange. The Board also has determined that each member of the Subcommittee qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended, and as a “non-employee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The operations of the Committee and the Subcommittee are governed by written charters adopted by the Board, copies of which are available on AutoNation’s corporate website at http://corp.autonation.com/investors/.

Compensation Philosophy

Our goals in administering AutoNation’s compensation program for executive officers are to ensure that AutoNation is able to attract and retain highly-skilled executives and to provide a compensation program that incentivizes management to optimize long-term business performance, deploy capital productively and increase long-term stockholder value. The company’s approach to compensating other management employees generally is based on a similar philosophy. We review executive compensation annually and make appropriate adjustments based on AutoNation’s financial and operating performance, senior executive management’s performance in executing our business strategy, managing our day-to-day business operations and optimizing our long-term business performance and stockholder value, compensation levels of similarly positioned executives in comparable specialty retail companies, changes in an executive’s duties and responsibilities and individual executive performance. We compared the compensation levels for our senior executive officers to the comparative pay of other companies utilizing a competitive market assessment prepared by a nationally recognized independent compensation consulting firm. Based on the market assessment, the compensation levels for our senior executive officers, in the aggregate, are reasonably competitive.

Components of Executive Compensation

The key elements of AutoNation’s executive compensation program are:

•	an annual base salary;

•	an annual bonus based on improvements in AutoNation’s operating performance and the productive deployment of capital; and

•	periodic (generally annual) grants of stock options designed to align the executive officer’s interest with increasing long-term stockholder value.

The following is a summary of the considerations underlying each component of compensation paid to AutoNation’s executive officers for 2005.

Base Salary

At the beginning of each fiscal year, the Committee reviews and, as appropriate, adjusts the base salaries for AutoNation’s executive officers. The factors that we consider in setting salaries include the scope of job responsibilities, individual contributions to AutoNation’s success, company-wide performance and market compensation based on compensation paid to similarly positioned executives in comparable companies.

Incentive Bonus

A core component of our compensation program is the AutoNation Operating Performance Plan (the “AOP”), the annual bonus program in which bonus-eligible corporate-level employees participate. The AOP is designed to incentivize management to improve our operating performance and to use capital to generate high returns. We structured the AOP for 2005 to reward participants upon the achievement of specified levels of operating income per share (75% weight) and operating income as a percentage of gross profit (25% weight). Bonus awards under the AOP for 2005 were payable on a sliding scale based on AutoNation’s actual achievement relative to the predetermined goals, with the possibility that bonuses earned may exceed or be less than the targeted level. In calculating the level of AutoNation’s performance under the AOP, we adjust operating income per share to reflect a capital charge for acquisitions and the repurchase of shares of the company’s common stock, as well as to exclude the effect of certain extraordinary or one-time items. The capital charge is designed to encourage the productive use of capital and discourage unproductive uses of capital. The operating income as a percentage of gross profit metric is designed to incentivize management to increase variability in the company’s expense structure and to maximize the productivity of the company’s operations so that bottom-line profitability and stockholder value are maximized.

In accordance with the terms and objectives of the AOP, we established an incentive bonus program for 2005 for AutoNation’s senior executive officers under the AutoNation, Inc. Senior Executive Incentive Bonus Plan (the “Plan”), which was approved by stockholders in 2002. For 2005, we selected Mike Jackson, Chairman and Chief Executive Officer, Michael E. Maroone, Director, President and Chief Operating Officer, Craig T. Monaghan, Executive Vice President and Chief Financial Officer, and Jonathan P. Ferrando, Executive Vice President, General Counsel and Secretary, to participate in the Plan. Under the terms of the Plan, the Subcommittee sets specific annual performance goals (while actual performance relative to the target remains substantially uncertain within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended) and establishes an objective formula for calculating the amount of the target awards for participants. The Subcommittee has absolute “negative discretion” to eliminate or reduce the amount of any award under the Plan. The target incentive award percentages assigned to our executive officers are set forth below.

Participant	Target Award as a percentage of base salary

Mike Jackson	133 1/3%
Michael E. Maroone	100%
Craig T. Monaghan	60%
Jonathan P. Ferrando	60%

The performance goals that we established for 2005 under the Plan for the executives named above were the same as we established for 2005 under the AOP for all corporate participants — operating income per share (75% weight) and operating income as a percentage of gross profit (25% weight) — which we believe assures that all AutoNation employees are appropriately aligned to achieve the company’s objectives. One hundred percent of the final bonus determination for each participant in the Plan is based upon achievement against the predetermined performance goals. After the end of the year, the Subcommittee calculated the level of AutoNation’s actual performance against the goals set for 2005 (after reflecting the capital charges and other adjustments noted above) and made corresponding bonus awards to Messrs. Jackson, Maroone, Monaghan and Ferrando under the Plan and to other corporate-level employees under the AOP. Based on the company’s performance, bonus awards under the Plan and the AOP were paid at approximately 86% of the targeted levels. Actual payouts for our executive officers for 2005 are shown in the Summary Compensation Table on page 22. The Plan was the only bonus program in which the company’s senior executive officers named above participated in 2005. We believe that the AOP plan has been effective in driving appropriate capital allocation decisions and focusing management on improving operating performance and efficiency.

Stock Options

In order to align the long-term interests of management and the company’s stockholders, we award stock options to our senior executive officers and other key employees. For fiscal 2005, the Subcommittee administered AutoNation’s stock option plans and approved all grants of stock option awards in accordance with guidelines established by the Committee and the Subcommittee. Under the guidelines, stock option grants generally are made on an annual basis in competitive amounts and are designed to properly motivate the company’s executives as outlined above, while carefully considering the cost to AutoNation and the stockholders of the issuance of the options, including common stock dilution. With respect to stock option recipients other than the company’s senior executive officers, our guidelines provide for general ranges of potential stock option grants based on the position of the recipient, with adjustments up or down to reflect the recipient’s individual performance rating for the prior year. During each of the past three years, aggregate annual stock option grants were in amounts equal to approximately one percent (1%) of the company’s outstanding shares of common stock. Stock option grants also may be made to executive officers upon commencing service to AutoNation. Stock options generally vest in equal installments over four years. Under the company’s plans, stock options must be granted at an exercise price that equals or exceeds the closing price of AutoNation common stock on the last trading day immediately preceding the grant.

Other Compensation

Our executive officer compensation program also includes limited perquisites and other benefits, including participation in the company’s life and health insurance and similar benefit programs (including the AutoNation, Inc. 401(k) Plan and the AutoNation, Inc. Deferred Compensation Plan), participation in company car programs entitling the executives to vehicle use or a vehicle allowance, use of an on-site fitness facility and, pursuant to their employment agreements, limited personal use of corporate aircraft for each of Messrs. Jackson and Maroone.

Severance Policy

We have a policy governing severance and change in control agreements with the company’s senior executives, which is set forth in the AutoNation, Inc. Corporate Governance Guidelines. Generally, our policy provides that AutoNation will not enter into any severance agreements with senior executives that provide specified benefits in an amount exceeding 299% of the sum of such senior executive’s base salary plus bonus unless such severance agreement has been submitted to a shareholder vote. Further, unless such severance agreement has been submitted to a shareholder vote, AutoNation will not enter into a severance agreement that provides for the payment of specified benefits to a senior executive triggered by (i) a change in control of AutoNation that is approved by stockholders but not completed or (ii) a completed change in control of AutoNation in which the senior executive remains employed in a substantially similar capacity by the successor entity. AutoNation’s employment agreements with Messrs. Jackson, Maroone and Monaghan contain severance provisions, all of which provide for benefits significantly below the thresholds set forth in the company’s policy.

Compensation of the Chief Executive Officer

Base Salary

For fiscal year 2005, Mr. Jackson’s annual base salary was $1,150,000, the amount established under the employment agreement Mr. Jackson signed with the company in December 2004. The agreement provides for the continuation of Mr. Jackson’s base salary of $1,150,000 per year, subject to future increases as determined by the Committee or the Subcommittee. In setting Mr. Jackson’s base salary, we considered the factors described above and the quality of his leadership in executing the company’s business strategy and optimizing the company’s long-term business performance and stockholder value.

Bonus

In addition to his annual base salary, Mr. Jackson was awarded a $1,317,747 bonus for 2005 under the AutoNation, Inc. Senior Executive Incentive Bonus Plan. As described above, payment of the bonus was based on company achievement against predetermined performance goals relating to operating income per share (75% weight) and operating income as a percentage of gross profit (25% weight). This bonus structure was designed to incentivize company management to improve operating performance and deploy capital productively. As part of our retention efforts with respect to Mr. Jackson, receipt of $329,404 of the bonus payable to Mr. Jackson for 2005 will be deferred (without interest) until February 2007, subject to certain terms and conditions.

Stock Options

In August 2005, the Subcommittee approved an annual grant to Mr. Jackson of options to purchase 292,000 shares of the company’s common stock exercisable at $21.59 per share. In approving the grant of stock options to Mr. Jackson, we considered our desire to properly motivate him to focus on optimizing the company’s long-term business performance and stockholder value and the other factors outlined above, while carefully considering the cost to AutoNation and the stockholders of the issuance of the options, including common stock dilution. The options have a ten-year term (subject to earlier termination in certain circumstances), vest over four years and are not presently exercisable.

Other Compensation

Mr. Jackson is entitled to the perquisites and other benefits that generally are available to AutoNation’s executive officers as described above, in addition to limited personal use of our corporate aircraft under the terms of his amended employment agreement.

We believe that Mr. Jackson’s compensation, as described above, is fair for his services as our Chairman and Chief Executive Officer and is properly designed to motivate and reward Mr. Jackson for optimizing long-term business performance, deploying capital productively and increasing long-term stockholder value.

Company Policy on Internal Revenue Code Section 162(m) Limits on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

We administer the executive compensation program in general, and the AutoNation, Inc. Senior Incentive Bonus Plan in particular, in a manner that maximizes the tax deductibility of compensation paid to the company’s executives under Internal Revenue Code Section 162(m) to the extent practicable. We believe, however, that AutoNation’s priority is to attract and retain highly-skilled executives to manage AutoNation and, in some cases, the loss of a tax deduction may be necessary to accomplish that goal. Accordingly, we have from time to time approved elements of compensation for certain officers that are not fully deductible, and we reserve the right to do so in the future in appropriate circumstances.

Executive Stock Ownership Guidelines

In order to further align the long-term interests of management and AutoNation’s stockholders, we believe that our senior executive officers should have a financial stake in AutoNation. Accordingly, in February 2006, the Board of Directors adopted a policy setting forth its expectation that the Chief Executive Officer and the Chief Operating Officer will attain ownership of AutoNation’s common stock with a fair market value of not less than four times his annual base compensation, and each Executive Vice President will attain ownership of AutoNation’s common stock with a fair market value of not less than two times his annual base compensation, in each case within five years of such person first becoming an executive officer or the adoption of this policy (February 7, 2006).

Exceptions to this requirement may only be made by the Board of Directors under compelling mitigating circumstances.

Conclusion

We believe that AutoNation’s compensation programs are designed and administered in a manner consistent with our philosophy as described above. We believe that the programs appropriately reward executive performance and align the interests of the company’s management and key employees with the long-term interests of shareholders, while also enabling the company to attract and retain talented executives. We will continue to evolve and administer our compensation program in a manner that we believe will be in our stockholders’ interest.

Edward S. Lampert (Chair)
Robert J. Brown
Irene B. Rosenfeld

SUMMARY COMPENSATION TABLE

The following tables set forth information with respect to our Chief Executive Officer and four other most highly compensated executive officers at December 31, 2005.

							Long-Term
							Compensation
							Awards
							Securities
							Underlying
	Annual Compensation						Options
					Other Annual		to Purchase	All Other
Name and Principal Position	Year	Salary	Bonus		Compensation(1)		Common Stock	Compensation(2)

Mike Jackson	2005	$1,150,000	$1,317,747	(3)	$188,269	(4)	292,000	$12,643
(Chairman and Chief	2004	1,150,000	1,238,627	(5)	237,067	(6)	292,000	13,343
Executive Officer)	2003	1,150,000	1,619,178		132,710	(7)	321,000	5,064
Michael E. Maroone	2005	$1,000,000	$859,400		$269,699	(8)	233,800	$4,773
(Director, President and Chief	2004	1,000,000	807,800		234,382	(9)	233,800	4,596
Operating Officer)	2003	900,000	760,505		239,748	(10)	257,000	3,473
Craig T. Monaghan	2005	$561,000	$289,276		—		175,600	$1,566
(Executive Vice President,	2004	561,000	271,463		—		175,600	1,601
Chief Financial Officer)	2003	550,000	348,565		—		193,000	1,235
Jonathan P. Ferrando	2005	$521,723	$270,195		—		175,600	$732
(Executive Vice President,	2004	450,000	218,106		—		175,600	602
General Counsel and Secretary)	2003	430,909	272,571		—		77,200	509
Kevin P. Westfall	2005	$420,000	$144,379		—		77,650	$1,562
(Senior Vice President — Sales)	2004	410,000	130,472		—		70,200	844
	2003	358,437	201,679		—		57,900	661

(1)	Except as disclosed below, the aggregate total value of perquisites and other personal benefits, securities or property was less than the lesser of $50,000 and ten percent (10%) of the annual salary and bonus for this officer during the fiscal year indicated. The amounts reported for personal usage of corporate aircraft are calculated based on the aggregate incremental cost to the company. The incremental cost to the company of personal usage of corporate aircraft by our executives is calculated based on the direct operating costs to the company, including fuel costs, crew fees and travel expenses, trip-related repairs and maintenance, ground transportation, landing fees and other direct operating costs.

(2)	Imputed income from life insurance.

(3)	Includes $329,404 as to which receipt by Mr. Jackson will be deferred (without interest) until February 2007, subject to certain terms and conditions.

(4)	Consists of $146,287 for personal usage of corporate aircraft and $41,982 of imputed income from company car usage.

(5)	Includes $309,656 as to which receipt by Mr. Jackson will be deferred (without interest) until February 2007, subject to certain terms and conditions.

(6)	Consists of $191,343 for personal usage of corporate aircraft and $45,724 of imputed income from company car usage.

(7)	Consists of $78,686 for personal usage of corporate aircraft and $54,024 of imputed income from company car usage.

(8)	Consists of $235,500 for personal usage of corporate aircraft and $34,199 of imputed income from company car usage.

(9)	Consists of $200,096 for personal usage of corporate aircraft and $34,286 of imputed income from company car usage.

(10)	Consists of $206,523 for personal usage of corporate aircraft and $33,225 of imputed income from company car usage.

OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable
	Number of	% of Total				Value at Assumed
	Securities	Options				Annual Rates of Stock
	Underlying	Granted to				Price Appreciation for
	Options	Employees in	Exercise	Expiration		Option Term
Name and Principal Position	Granted	Fiscal Year	Price	Date		5%	10%

Mike Jackson	292,000	12%	$21.59	8/1/2015	(1)	$3,964,728	$10,047,399
(Chairman and Chief Executive Officer)
Michael E. Maroone	233,800	9%	$21.59	8/1/2015	(1)	$3,174,498	$8,044,801
(Director, President and Chief Operating Officer)
Craig T. Monaghan	175,600	7%	$21.59	8/1/2015	(1)	$2,384,268	$6,042,203
(Executive Vice President, Chief Financial Officer)
Jonathan P. Ferrando	175,600	7%	$21.59	8/1/2015	(1)	$2,384,268	$6,042,203
(Executive Vice President, General Counsel and Secretary)
Kevin P. Westfall	52,650	2%	$21.59	8/1/2015	(1)	$714,873	$1,811,629
(Senior Vice President — Sales)	25,000	1%	$20.94	9/7/2015	(2)	$329,226	$834,324

(1)	These options become exercisable in four equal annual installments commencing on August 1, 2006 and are subject to earlier termination in accordance with the applicable stock option plan and agreement.

(2)	These options become exercisable in four equal annual installments commencing on September 7, 2006 and are subject to earlier termination in accordance with the applicable stock option plan and agreement.

AGGREGATED OPTION EXERCISES IN YEAR ENDED
DECEMBER 31, 2005 AND YEAR-END OPTION VALUES

				Number of Securities
				Underlying Unexercised		Value of Unexercised
	Shares			Options at		In-the-Money Options at
	Acquired on		Value	December 31, 2005		December 31, 2005
Name and Principal Position	Exercise		Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Mike Jackson	1,000,000	(1)	$13,105,756	1,341,343	771,500	$12,729,629	$2,834,285
(Chairman and Chief Executive Officer)
Michael E. Maroone	401,039		$3,399,218	3,034,058	617,650	$31,075,041	$2,268,673
(Director, President and Chief Operating Officer)
Craig T. Monaghan	300,000	(1)	$3,674,422	558,145	463,800	$4,919,706	$1,703,061
(Executive Vice President, Chief Financial Officer)
Jonathan P. Ferrando	149,820	(1)	$1,267,009	184,500	69,900	$1,403,282	$652,426
(Executive Vice President, General Counsel and Secretary)
Kevin P. Westfall	40,000		$518,020	322,572	165,250	$2,934,074	$482,079
(Senior Vice President — Sales)

(1)	Messrs. Jackson, Monaghan and Ferrando retained 65,000, 20,000 and 10,000 shares, respectively, in connection with their stock option exercises during 2005.

(2)	The value realized is the difference between the “fair market value” of the underlying common stock at the time of exercise and the exercise price. “Fair market value” is deemed to be the actual sale price for the shares obtained by the optionee upon sale on the exercise date or, in the event the shares are not sold on the exercise date, the mean of the high and low trading price of our common stock on the exercise date.

PERFORMANCE GRAPH

The following graph and table compare the cumulative total stockholder return on our common stock from December 31, 2000 through December 31, 2005 with the performance of: (i) the Standard & Poor’s 500 Stock Index and (ii) the Standard & Poor’s Specialty Stores Index. We have created these comparisons using data supplied by Research Data Group, Inc. The comparisons reflected in the graph and table are not intended to forecast the future performance of our stock and may not be indicative of future performance. The graph and table assume investments of $100 in our stock and each index on December 31, 2000.

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
AUTONATION, INC.	$100	$205.50	$209.33	$306.17	$320.17	$362.17
S & P 500	100	88.12	68.64	88.33	97.94	102.75
S & P SPECIALTY STORES	100	161.41	143.47	193.20	203.25	240.05

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2005, Messrs. Brown and Lampert and Ms. Rosenfeld served on our Compensation Committee. Mr. Alan S. Dawes, a former director, also served on the Compensation Committee until the date of our 2005 Annual Meeting of Stockholders. Please refer to page 13 for a description of certain transactions we entered into since January 1, 2005 in which Mr. Lampert has an indirect interest.

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with Mike Jackson, Michael E. Maroone and Craig T. Monaghan. Summaries of these employment agreements and other employment arrangements are set forth below.

Mike Jackson.  In December 2004, we entered into an employment agreement with Mr. Jackson pursuant to which he serves as our Chairman and Chief Executive Officer. The agreement, which expires on September 24, 2007 (subject to earlier termination in certain circumstances), effectively extends Mr. Jackson’s prior employment agreement and provides for a continuation of his base salary of $1,150,000 per year, subject to future increases as determined by the Compensation Committee (or the Executive Compensation Subcommittee, as applicable). Mr. Jackson’s employment agreement also provides for his participation in the AutoNation, Inc. Senior Executive Incentive Bonus Plan, with bonus eligibility (which shall be no less than 133 1/3% of his base salary) and performance objectives as established by the Executive Compensation Subcommittee during the first quarter of each year. A portion of the bonus awards under the AutoNation, Inc. Senior Executive Incentive Bonus Plan are payable to Mr. Jackson on a deferred basis (without interest), subject to certain terms and conditions. The agreement provides that Mr. Jackson will participate in our stock option program during each year of his employment at the discretion of the Executive Compensation Subcommittee. Under the terms of the agreement, if we terminate Mr. Jackson’s employment for any reason other than “cause,” or if he terminates his employment with us for “good reason” (each as defined in the employment agreement), he is entitled to receive an amount equal to the sum of his then-current annual base salary plus annual bonus awarded to him in the calendar year prior to such termination of his employment, as well as the pro rata portion of his annual bonus to which he would have been entitled had his employment not been terminated, to the extent applicable performance targets are met. Additionally, if we terminate Mr. Jackson’s employment without cause or if he terminates employment for good reason, all vested stock options held by him will survive and be exercisable for the remainder of their initial ten-year term and all unvested stock options held by him will immediately vest on such termination and will survive and be exercisable for one year following such termination. The agreement also contains non-competition covenants and provides that Mr. Jackson is entitled to certain benefits during his employment, including limited personal use of our corporate aircraft.

Michael E. Maroone.  On July 27, 2005, we entered into an employment agreement with Michael E. Maroone pursuant to which he serves as our President and Chief Operating Officer. The term of the employment agreement ends on December 31, 2007. Our agreement with Mr. Maroone provides for an annual base salary of $1,000,000. The employment agreement also provides for Mr. Maroone’s participation in the AutoNation, Inc. Senior Executive Incentive Bonus Plan, with bonus eligibility (which shall be no less than 100% of his base salary) and performance objectives as established by the Executive Compensation Subcommittee during the first quarter of each year. The agreement provides that Mr. Maroone will participate in our stock option program during each year of his employment at the discretion of the Executive Compensation Subcommittee. Under the terms of the agreement, if we terminate Mr. Maroone’s employment for any reason other than “cause,” or if he terminates his employment with us for “good reason” (each as defined in the employment agreement), he is entitled to receive an amount equivalent to his then-current annual base salary plus annual bonus awarded to him in the calendar year prior to such termination of his employment. In such circumstances, Mr. Maroone would also be entitled to receive the pro rata portion of his annual performance bonus applicable to the period prior to the termination of his employment, provided that the applicable performance targets are met. Additionally, if we terminate Mr. Maroone’s employment without cause or if he terminates employment for good reason, all vested stock options held by him will survive and be exercisable for the remainder of their initial ten-year term and all unvested stock options held by him will immediately vest on such termination and will survive and be exercisable for one year following such termination. The agreement also contains non-competition covenants and provides that Mr. Maroone is entitled to certain benefits during his employment, including limited personal use of our corporate aircraft. By letter to Mr. Maroone dated March 26, 1999, we agreed that upon the termination of Mr. Maroone’s employment with us any stock options granted to Mr. Maroone prior to March 26, 1999 would continue to vest in accordance with their initial vesting schedule and would be exercisable through the duration of their original ten-year terms.

Craig T. Monaghan.  On April 19, 2000, we entered into an agreement with Craig T. Monaghan pursuant to which he serves as our Executive Vice President and Chief Financial Officer. Our agreement with Mr. Monaghan provided for Mr. Monaghan’s employment with us at an initial base salary of $450,000 per year, although our Executive Compensation Subcommittee approved an increase in Mr. Monaghan’s annual base salary to the amount of $561,000 in 2004. Under the terms of the agreement, if Mr. Monaghan’s employment is terminated by us for any reason other than “cause,” or if he terminates his employment with us for “good reason” (as defined in the employment agreement), he is entitled to receive an amount equivalent to eighteen (18) months of his initial base salary.

Stock Ownership Information

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and persons who beneficially own 10% or more of our stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2005, our directors, executive officers and greater than 10% beneficial owners complied with all such applicable filing requirements, except that a report on Form 4 was filed late with respect to an option grant made to Mr. Westfall in September 2005.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 26, 2006 with respect to the beneficial ownership of our stock by (1) each person who is known by us to be a beneficial owner of more than 5% of our stock outstanding, (2) each of our directors, (3) our Chairman and Chief Executive Officer and the other persons named in the Summary Compensation Table in this Proxy Statement and (4) all of our current directors and executive officers as a group. Share amounts and percentages include shares of our stock that may be acquired by such individual, entity or group upon exercise of all options exercisable on April 26, 2006 or within sixty days thereafter. As of April 26, 2006, there were 214,945,830 shares of our common stock outstanding.

	Shares of
	Common Stock
	Beneficially Owned
Names and Address of Beneficial Owner(1)	Number	Percent

ESL Investments, Inc.(2)	56,967,956	26.5%
200 Greenwich Avenue Greenwich, CT 06830
Barclays Global Investors, NA(3)	28,753,589	13.4%
45 Fremont Street San Francisco, CA 94105
Mike Jackson(4)	1,586,343	*
Robert J. Brown(5)	256,298	*
J.P. Bryan(6)	188,628	*
Rick L. Burdick(7)	218,285	*
William C. Crowley(8)	56,967,956	26.5%
Edward S. Lampert(9)	56,967,956	26.5%
Irene B. Rosenfeld(10)	88,000	*
Michael E. Maroone(11)	5,282,952	2.4%
Craig T. Monaghan(12)	604,016	*
Jonathan P. Ferrando(13)	211,267	*
Kevin P. Westfall(14)	324,344	*
All directors and current executive officers as a group (11 persons)(15)	65,728,089	29.7%

*	Less than 1%

(1)	Except as otherwise indicated, the mailing address of each person or entity named in the table is AutoNation, Inc., AutoNation Tower, 110 S.E. 6th Street, Fort Lauderdale, Florida 33301.

(2)	The aggregate amount of our stock beneficially owned by ESL Investments, Inc. includes: (i) 37,230,401 shares held by ESL Partners, L.P., (ii) 12,528,441 shares held by ESL Investors, L.L.C., (iii) 251,894 shares held by

ESL Institutional Partners, L.P., (iv) 134,102 shares held by ESL Investments, Inc., (v) 6,489,980 shares held by CBL Partners, L.P., (vi) 70,403 shares held by ESL Investment Management, LLC, (vii) 2,735 shares held by Tynan, LLC, (viii) 130,000 shares issuable upon the exercise of director stock options held for the account of Mr. Lampert and (ix) 130,000 shares issuable upon the exercise of director stock options held for the account of Mr. Crowley.

(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 26, 2006, the aggregate amount of our stock beneficially owned by Barclays Global Investors, NA consists of (i) 24,103,524 shares held by Barclays Global Investors, NA, (ii) 1,285,707 shares held by Barclays Global Fund Advisors, (iii) 3,206,545 shares held by Barclays Global Investors, Ltd., and (iv) 157,813 shares held by Barclays Global Investors Japan Trust and Banking Company Limited. The foregoing beneficial ownership numbers have not been revised to reflect the impact of shares tendered by Barclays, if any, in our recently completed tender offer for 50 million shares of our common stock.

(4)	The aggregate amount of our stock beneficially owned by Mr. Jackson consists of: (a) 245,000 shares owned by trust and (b) vested options to purchase 1,341,343 shares.

(5)	The aggregate amount of our stock beneficially owned by Mr. Brown consists of: (a) 1,200 shares owned directly and (b) vested options to purchase 255,098 shares.

(6)	The aggregate amount of our stock beneficially owned by Mr. Bryan consists of vested options to purchase 188,628 shares.

(7)	The aggregate amount of our stock beneficially owned by Mr. Burdick consists of (a) 29,657 shares owned directly and (b) vested options to purchase 188,628 shares.

(8)	Mr. Crowley is the President and Chief Operating Officer of ESL Investments, Inc. Mr. Crowley may be deemed to have indirect beneficial ownership of the shares beneficially owned by ESL Investments, Inc. and has vested options to purchase 130,000 shares.

(9)	Mr. Lampert is the Chief Executive Officer of ESL Investments, Inc. Mr. Lampert may be deemed to have indirect beneficial ownership of the shares beneficially owned by ESL Investments, Inc. and has vested options to purchase 130,000 shares.

(10)	The aggregate amount of our stock beneficially owned by Ms. Rosenfeld consists of: (a) 8,000 shares owned directly and (b) vested options to purchase 80,000 shares.

(11)	The aggregate amount of our stock beneficially owned by Mr. Maroone consists of: (a) 2,247,357 shares beneficially owned by Michael Maroone Family Partnership, a Nevada limited partnership controlled by Mr. Maroone, (b) vested options to purchase 3,034,058 shares and (c) 1,537 shares held through the AutoNation 401(k) Plan.

(12)	The aggregate amount of our stock deemed to be beneficially owned by Mr. Monaghan consists of: (a) 45,000 shares owned by Mr. Monaghan’s wife (as to which Mr. Monaghan disclaims beneficial ownership), (b) vested options to purchase 558,145 shares, and (c) 871 shares held through the AutoNation 401(k) Plan.

(13)	The aggregate amount of our stock beneficially owned by Mr. Ferrando consists of: (a) 15,000 shares owned by Mr. Ferrando and his wife as tenants by the entirety with rights of survivorship, (b) 10,000 shares owned directly by Mr. Ferrando, (c) vested options to purchase 184,500 shares and (d) 1,767 shares held through the AutoNation 401(k) Plan.

(14)	The aggregate amount of our stock beneficially owned by Mr. Westfall consists of: (a) vested options to purchase 322,572 shares and (b) 1,772 shares held through the AutoNation 401(k) Plan.

(15)	The aggregate amount of our stock beneficially owned by all directors and our current executive officers as a group includes: (a) vested options to purchase 6,412,972 shares, and (b) 5,947 shares held through the AutoNation 401(k) Plan.

Stockholder Proposal

(Proposal 3)

The stockholder proposal set forth below was submitted by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278-2453, owner of at least 200 shares of our common stock. Mr. Chevedden’s proposal is printed below verbatim and we have not endeavored to correct any erroneous statements or typographical errors contained therein. Mr. Chevedden has advised the Company that he intends to present the following resolution at our Annual Meeting. Our Board has recommended a vote against the proposal for the reasons set forth following the proposal, including the Company’s belief that certain statements in the proposal are inaccurate.

Shareholder Resolution

“RESOLVED: Cumulative Voting. Shareholders recommend that our Board adopt cumulative voting (in our charter or bylaws if practicable). Cumulative voting means that each shareholder may cast as many votes as equal to number of shares held, multiplied by the number of directors to be elected. A shareholder may cast all such cumulated votes for a single candidate or split votes between multiple candidates, as that shareholder sees fit. Under cumulative voting shareholders can withhold votes from certain nominees in order to cast multiple votes for others.

“Cumulative voting won impressive yes-votes of 54% at Aetna (AET) and 56% at Alaska Air (ALK) in 2005.

“Progress Begins with One Step

It is important to take one step forward in our corporate governance and adopt the above RESOLVED statement since our 2005 governance standards were not impeccable. For instance in 2005 it was reported (and certain concerns are noted):

•	The Corporate Library http://www.thecorporatelibrary.com/ a pro-investor research firm rated our company “D” in Accounting.

•	And our key Audit Committee was made up of only active CEOs.

•	Concern that active CEOs run the risk of serving as sympathetic support for the CEO they are supposed to oversee, rather than providing independent oversight.

•	There are too many active CEOs on our board with 4 — Independence concern and over-commitment concern.

•	Furthermore our Compensation Committee was made up of only active CEOs plus one problem director.

•	Mr. Dawes was designated a problem director by The Corporate Library due to his involvement in a lawsuit filed against Delphi Corporation by two state pension funds alleging Delphi’s senior executives encouraged inventor deals with a bank that artificially boosted profits from 1999 to 2002. Mr. Dawes was the Chief Financial Officer at that time.

•	Mr. Maroone, new to our board in 2005, was an insider.

•	Hence our 9-member board was made up of 2 insiders and 3 directors with non-director links to our company — thus only 44% independent.

•	We had no Independent Chairman and not even a Lead Director- Independent oversight concern.

•	Annual CEO pay was $5 million plus he had $16 million in exercisable options.

•	Our directors can be re-elected with one yes-vote from our 260 million shares under plurality voting.

•	Mr. Burdick held zero (0) stock in spite of 14-years on our board to accumulate stock — confidence concern.

“These less-than-best practices reinforce the reason to take one step forward and adopt cumulative voting.

“Cumulative voting could help improve our corporate governance and increase the possibility of electing at least one director with a specialized expertise and focus needed to turnaround the above practices.

“Cumulative voting allows a significant group of shareholders to elect a director or directors of its choice — safeguarding minority shareholder interests and bringing independent perspectives to Board decisions. This is especially important at our company with 29% of stock held by a dominate shareholder.

Cumulative Voting
Yes on 3”

Our Board of Directors recommends a vote “AGAINST” this stockholder proposal.

Your Board opposes this proposal because it does not believe that cumulative voting is in the best interests of AutoNation and all of its stockholders. Like a majority of public companies and S&P 500 companies, we provide that each share of common stock is entitled to one vote for each available director’s seat. We believe that this system is most likely to produce an effective board of directors that will represent the interests of all of AutoNation’s stockholders. Cumulative voting, on the other hand, could impair the effective functioning of your Board by allowing a small group of stockholders to elect a director who feels compelled to represent the narrow special interests of the group, rather than the interests of all stockholders as a whole. Cumulative voting also may increase the likelihood of factionalism among directors, which could interfere with the effective operation of your Board. We believe that our current system of voting has served us well and should be retained.

Contrary to Mr. Chevedden’s claim, our by-laws provide that nominees for election to your Board must receive the affirmative vote of the holders of a majority of the total votes cast in order to be elected. Our use of majority voting in director elections distinguishes us from a majority of public companies, most of which use plurality voting (in which the nominees for available directorships who receive the highest number of affirmative votes cast are elected irrespective of how small the number of affirmative votes is in comparison to the total number of votes cast). Majority voting in director elections recently has been a significant topic in the corporate governance landscape, as it is favored by many corporate governance commentators and institutional shareholder advisory services, such as the Council of Institutional Investors (CII), the California Public Employees’ Retirement System (CalPERS) and Institutional Shareholder Services (ISS), all of which have actively advocated the use of majority voting in director elections. We believe that our use of majority voting reflects our significant commitment to director accountability to stockholders and a democratic process for director elections. We do not believe that we also should adopt cumulative voting.

This proposal was submitted by John Chevedden, a frequent proponent of shareholder proposals to America’s large companies. In support of his shareholder proposal, Mr. Chevedden makes numerous statements that we believe are false and misleading. For instance:

•	Mr. Chevedden notes that “Our directors can be re-elected with one yes-vote from our 260 million shares under plurality voting.” This is false and misleading, because AutoNation does not use a plurality voting approach in the election of directors, and one yes-vote would not be sufficient to elect a director (in fact, in recent years one yes-vote would have been over 100 million votes short to elect a director of AutoNation). As noted above, for the past 15 years AutoNation has elected directors through majority voting, which is the system favored by many leading corporate governance experts. This is set forth in our by-laws, which are publicly available, and also is stated in our annual proxy statement each year.

•	Mr. Chevedden notes that Mr. Burdick holds no common stock of AutoNation, which is incorrect. As of April 26, 2006, Mr. Burdick owned 29,657 shares of AutoNation common stock and as of the date of submission of Mr. Chevedden’s proposal, he owned 7,500 shares of AutoNation common stock. This also is publicly available information, and Mr. Burdick’s ownership of 7,500 shares of common stock was set forth in our 2005 annual proxy statement. Your board collectively beneficially owns approximately 66 million shares (or 30%) of our outstanding common stock.

•	Mr. Chevedden states that we have a “9-member board” that is “only 44% independent.” It is not clear what the bases for these claims are, as we have an 8-member board and, under the standards of The New York Stock Exchange and the AutoNation, Inc. Corporate Governance Guidelines, your Board has determined that six of eight Directors, or 75%, are independent, representing a substantial majority.

In addition, in our view Mr. Chevedden does not always convey the full story when making claims to support his proposal. For example, he states that your Board does not have an independent lead director. In our view, this does not tell the entire story. As required by NYSE rules, AutoNation’s non-management directors (each director other than Messrs. Jackson and Maroone) meet in regularly scheduled sessions without company management present. As disclosed in AutoNation’s 2005 proxy statement, each such session is chaired by a presiding or lead director who is rotated among the chairs of your Board’s committees. Each committee chair is independent under the standards of the NYSE and the Guidelines.

Mr. Chevedden also notes in his supporting statement that in 2005 shareholder proposals regarding cumulative voting won “impressive yes-votes of 54% at Aetna (AET) and 56% at Alaska Air (ALK).” Your Board believes that this is false and does not accurately convey the track record of these proposals. First, the yes-vote was 51.4% at Aetna (not 54%). Second, and more importantly, according to Georgeson Shareholder, 16 of the 18 shareholder proposals in 2005 calling for cumulative voting failed. Mr. Chevedden ignores this fact when citing the “impressive yes-votes” at a couple of companies. In addition, we note that there has been a general trend away from cumulative voting for public companies. For example, of the 1,500 major U.S. corporations tracked by the Investor Responsibility Research Center (IRRC) in 1996, only 14.4% provided for cumulative voting. According to IRRC, this percentage has gradually decreased to 8.3% in 2004 among the companies that IRRC tracked.

    In our view, the inaccurate statements in Mr. Chevedden’s supporting statement reflect his apparent carelessness in making his proposal and a failure to do his homework on your company to support his proposal. Your Board, on the other hand, has a strong track record of carefully considering and implementing corporate governance practices that are expected to benefit AutoNation and its stockholders and of creating substantial stockholder value (see the chart on page 24 of this proxy statement). After careful consideration of this proposal, your Board does not support adopting cumulative voting in the election of directors.

Our Board of Directors recommends a vote “AGAINST” this stockholder proposal.

Other Matters

We are not aware of any other matters that will be properly brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, Messrs. Jackson and Ferrando will vote as recommended by our Board of Directors or, if no recommendation is given, in accordance with their judgment. The accompanying form of proxy has been prepared at the direction of our Board of Directors and is being sent to you at the request of our Board of Directors. Messrs. Jackson and Ferrando were designated to be your proxies by our Board of Directors.

Stockholder Proposals For Next Year’s Annual Meeting

As more specifically provided in our By-laws, no business may be brought before an Annual Meeting unless it is specified in the notice of the Annual Meeting or is otherwise brought before the Annual Meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote who has delivered proper notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, any stockholder proposal to be considered at the 2007 Annual Meeting of Stockholders, including nominations of persons for election to our Board, generally must be properly submitted to us not earlier than February 1, 2007 nor later than March 3, 2007. Detailed information for submitting stockholder proposals or nominations of director candidates will be provided upon written request to the Secretary of AutoNation, Inc., 110 S.E. 6th Street, Fort Lauderdale, Florida 33301. These requirements are separate from the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement for the 2007 Annual Meeting of Stockholders.

Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2007 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Secretary not later than January 1, 2007.

Exhibit A

AUTONATION, INC.
CORPORATE GOVERNANCE GUIDELINES

The Corporate Governance Committee of the Board of Directors (the “Board”) of AutoNation, Inc., a Delaware corporation (the “Company”), has developed, and the Board has adopted, the following Corporate Governance Guidelines (the “Guidelines”) to assist the Board in the exercise of its responsibilities and to serve best the interests of the Company and its stockholders. These Guidelines should be interpreted in the context of all applicable laws and the Company’s Certificate of Incorporation (as amended and restated), bylaws, and other corporate governance documents. These Guidelines are intended to serve as a flexible framework within which the Board may conduct its business and not as a set of legally binding obligations. These Guidelines are subject to modification from time to time by the Board as the Board may deem appropriate in the best interests of the Company or as required by applicable laws, regulations and rules to which the Company may be subject.

BOARD ROLE

The Board’s mission is to maximize long-term stockholder value. The business and affairs of the Company are managed under the direction of the Board of Directors, which is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders. The Board establishes overall corporate policies, selects and evaluates the Company’s senior management team, which is charged with the conduct of the Company’s business, and acts as an advisor and counselor to senior management. The Board also reviews the Company’s business strategy and the performance of management in executing the Company’s business strategy and managing the Company’s day-to-day operations.

SELECTION AND COMPOSITION OF THE BOARD

Board Size

The number of Directors should permit diversity of experience without hindering effective discussion, diminishing individual accountability or exceeding a number that can function efficiently as a body. The Board will periodically review the size of the Board, and determine the size that is most effective in relation to future operations.

Director Qualifications Standards

Nominees for Director shall be selected on the basis of, among other things, broad experience; wisdom; integrity; ability to make independent analytical inquiries; understanding of the Company’s business environment; and willingness and ability to devote adequate time to Board duties; all in the context of assessing the needs of the Board at that point in time and with the objective of ensuring diversity in the background, experience and viewpoints of Board members. The Nominating Subcommittee of the Corporate Governance Committee shall be responsible for assessing the appropriate balance of skills and characteristics required of Board members.

Selection of Directors

The entire Board shall stand for election by the stockholders of the Company each year at the Company’s annual meeting. The Nominating Subcommittee is responsible for identifying, evaluating and recommending candidates to the entire Board for nomination and election to the Board. Based on such recommendation, the entire Board shall be

AutoNation, Inc. Corporate
Governance Guidelines

responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Nominating Subcommittee shall consider director candidates recommended by shareholders.

Substantial Majority of Independent Directors

The Board shall be comprised of a substantial majority of Directors who qualify as “independent” directors (the “Independent Directors”) under the listing standards of The New York Stock Exchange (the “NYSE”). However the Board is willing to have one or two members of management serve as Directors of the Company. To be considered independent under the NYSE listing standards, the Board must determine that a Director has no material relationship with the Company. The determinations will be made by the Board, with the assistance of the Nominating Subcommittee, annually and disclosed in the Company’s annual proxy statement. To assist the Board in determining whether a Director is independent, the Board has established the following independence standards:

(a) A Director is not independent if the Director is, or has been within the last three years, an employee of the Company, or an immediate family member (as defined by NYSE rules) is, or has been within the last three years, an executive officer of the Company (provided, that prior service as an interim executive Chairman or Chief Executive Officer or other executive officer of the Company shall not be deemed to be employment for these purposes).

(b) A Director is not independent if the Director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service (provided, that the following compensation shall not be considered for these purposes: (i) compensation received by a Director for former service as an interim Chairman or Chief Executive Officer or other executive officer of the Company and (ii) compensation received by a Director’s immediate family member for service to the Company as an employee of the Company, other than an executive officer).

(c) A Director is not independent if (i) the Director or an immediate family member of the Director is a current partner of a firm that is the Company’s internal or external auditor (the “Independent Auditor”); (ii) the Director is a current employee of the Independent Auditor; (iii) the Director has an immediate family member who is a current employee of the Independent Auditor and who participates in the Independent Auditor’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the Director or an immediate family member of the Director was within the last three years (but is no longer) a partner or employee of the Independent Auditor and personally worked on the Company’s audit within that time.

(d) A Director is not independent if the Director or an immediate family member of the Director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

(e) The following relationships (including commercial, industrial, banking, consulting, legal, and other business relationships and charitable relationships) will not be considered to be material relationships that would impair a Director’s independence: (i) if a Director is presently affiliated with (including by serving as a director, general partner or executive officer of, or holding a greater than 10% equity ownership) or employed by, or whose immediate family member is presently an executive officer of, a company or entity that made payments to, or received payments from, the Company for property or services in an amount which, in each of the prior three single fiscal years, was less than the greater of $1,000,000 and two percent (2%) of the consolidated annual gross revenue of the company or entity; (ii) if a Director is presently affiliated with (including by serving as a director, general partner or executive officer of, or holding a greater than 10% equity ownership) or employed by,

AutoNation, Inc. Corporate
Governance Guidelines

or whose immediate family member is presently an executive officer of, a bank or other company or entity that is indebted to the Company, or to which the Company is indebted, and the total amount of the debt is less than two percent (2%) of the total consolidated assets of such bank, company or entity; and (iii) if a Director is presently affiliated with (including by serving as a director, officer or trustee of) or employed by, or whose immediate family member is presently an officer, director or trustee of, a tax exempt organization to which the Company made charitable contributions which, in each of the prior three single fiscal years, were less than the greater of $1,000,000 and two percent (2%) of such tax exempt organization’s consolidated gross revenue. For purposes of clarification, the look-back periods in this subsection do not apply to payments made to or received by a company or entity with which a Director or a Director’s immediate family member is no longer affiliated.

(f) For relationships not covered by or meeting the standards set forth in subsection (e) above, the determination of whether the relationship is material or not, and therefore whether the Director is independent or not, shall be made by the Board, with the assistance of the Nominating Subcommittee, based on the relevant facts and circumstances. This could include a determination that, based on the relevant facts and circumstances, a director relationship exceeding the thresholds set forth in subsection (e) above is not material (provided, that such relationship does not conflict with the NYSE’s listing standards). If such a determination is made, it will be disclosed in the Company’s annual proxy statement.

(g) The Company will not make any personal loans to Directors or executive officers.

Director Orientation and Continuing Education

The Company shall provide new Directors with a director orientation program to familiarize such Directors with, among other things, the Company’s business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and ethics, corporate governance guidelines, principal officers, internal auditors and independent auditors. Each Director is expected to participate in continuing educational programs in order to maintain the necessary level of expertise to perform his or her responsibilities as a Director. The Company shall pay for such continuing education sessions and shall reimburse the Directors for the reasonable and necessary costs of attending such sessions.

Director Stock Ownership

The Board believes that Directors should be stockholders and have a financial stake in the Company. Toward this end, the Board expects that each Director will own shares of the Company’s common stock having a market value of at least $100,000 within five years of first becoming a Director or the adoption of this Guideline (October 28, 2003). Exceptions to this requirement may only be made by the Board under compelling mitigating circumstances.

Retirement of CEO from Board Upon Retirement from the Company

In order to retain freshness in the process and to give new management the unfettered ability to provide new leadership, a retiring Chief Executive Officer of the Company (“CEO”) shall not continue to serve on the Board except in extraordinary circumstances.

Term Limits

The Board does not believe it should limit the number of terms for which an individual may serve as a Director. Directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of the Company’s history, policies and objectives. As an alternative to term limits, the Nominating Subcommittee, in conjunction with the

AutoNation, Inc. Corporate
Governance Guidelines

Chairman, will formally review each Director’s continuation on the Board every five years. This will also allow each Director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.

Changes in Job Responsibilities of Directors

The Board does not believe that Directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, via the Nominating Subcommittee, to review the continued appropriateness of Board membership under these circumstances and the affected Director shall offer his or her resignation to the Board. The Nominating Subcommittee shall review the change in job responsibilities and make its recommendation for action, if any, to the Board.

Outside Directorships

In light of the significant time commitment required to be an effective member of the Company’s Board of Directors, the Board believes that, except in compelling mitigating circumstances, no independent director should serve on more than four other public company boards at one time, and no inside director should serve on more than two other public company boards at one time. Directors should advise the Chair of the Nominating Subcommittee and the CEO before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.

BOARD ROLE AND OPERATION

Executive Sessions of Outside Directors

The non-management Directors shall meet in regularly scheduled executive sessions without management. The presiding Director for each executive session shall be rotated among the Committee chairs.

Board Contact with Senior Management

Board members shall have complete access to the Chairman and CEO and senior officers reporting directly to the CEO and, as necessary and appropriate, to the Company’s outside advisors. Board members shall coordinate such access with respect to matters relating to standing committees of the Board through the appropriate committee chair. Board members will use judgment to assure that this access is efficient and appropriate and not distracting to management and the business operation of the Company. Directors should refrain from giving strategic or operating direction to members of management outside the scope of full Board or committee responsibility and accountability.

Outside Communication

The Board believes that management speaks for the Company. In accordance with this philosophy, Directors should defer to the Chairman or the Company’s Communications Department when requested to make any comments regarding the Company or its business.

AutoNation, Inc. Corporate
Governance Guidelines

BOARD MEETINGS

Frequency of Board Meetings

The Board shall meet at least five times per fiscal year in accordance with a meeting schedule that is approved by the Board. The Board may also meet at such other times in meetings called in accordance with the Company’s bylaws.

Selection of Agenda

The agenda for each Board meeting shall be determined by the Chairman and distributed in advance of the meeting to each Director. Each Director is encouraged to suggest agenda items.

Board Materials

Information and data are important to the Board’s understanding of the Company’s business and essential to prepare Board members for productive meetings. Presentation materials relevant to each meeting should generally be distributed in writing to the Board in advance of the meeting unless doing so is not practicable or would compromise the confidentiality of competitive information. In the event of a pressing need for the Board to meet on short notice, it is recognized that written materials may not be available in advance of the meeting. Management will make every effort to provide presentation materials that are brief and to the point, yet communicate the essential information.

Meeting Attendance

A Director is expected to spend the time and effort necessary to properly discharge such Director’s responsibilities. Accordingly, a Director is expected to regularly attend meetings of the Board and committees on which such Director sits and the Company’s Annual Meeting of Shareholders, with the understanding that on occasion a Director may be unable to attend a meeting. A Director who is unable to attend a Board or committee meeting or an Annual Meeting of Shareholders is expected to notify the Chairman of the Board or the chair of the appropriate committee in advance of such meeting.

BOARD COMMITTEES

Committee Structure

It is the general policy of the Board that major decisions be considered by the Board as a whole, subject to applicable law. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to or required for the operation of the Company as a publicly-owned entity. The Company shall have three standing committees: Audit Committee, Corporate Governance Committee and Compensation Committee; and two subcommittees: the Executive Compensation Subcommittee of the Compensation Committee and the Nominating Subcommittee of the Corporate Governance Committee. The duties for each of these committees and subcommittees shall be outlined in the charter for each committee and subcommittee and by resolution of the Board. From time to time, the Board may form other committees or subcommittees or disband a current committee or subcommittee depending on circumstances. Each of the Board’s committees and subcommittees shall have the power and authority to engage independent counsel and other advisors, at the expense of the Company, as it determines necessary to carry out its duties.

AutoNation, Inc. Corporate
Governance Guidelines

Composition and Qualifications of Members

Each committee and subcommittee shall consist solely of Independent Directors. In addition, the composition of each committee and subcommittee shall be reviewed by the Board annually to assure that members are qualified in accordance with applicable laws, rules and regulations.

Assignment

The Nominating Subcommittee, after consultation with the Chairman and CEO, shall recommend to the Board for approval, and the Board shall approve, all assignments of committee members, including designations of the chairs of the committees.

Committee Reports

The chair of each committee shall report to the full Board, whenever appropriate, with respect to those matters considered and acted upon by his or her committee.

LEADERSHIP EVALUATION

Evaluating Board Performance

The Board shall be responsible for annually conducting a self-evaluation of the Board as a whole and of the Board committees. The Corporate Governance Committee shall be responsible for establishing the evaluation criteria, including for determining whether the Board and Board committees are functioning effectively, and implementing the process for such evaluation.

Board Compensation

The Compensation Committee shall review on an annual basis an independent analysis of director compensation practices at other U.S. public companies of comparable size and scope to the Company. The Company’s director compensation program should be designed to attract and retain Directors who have the talent and experience necessary to advance the Company’s long-term interests, with the general objective of providing Directors with compensation that is customary in comparison to practices at similar companies. The Company’s director compensation program should also include appropriate compensation for committee chairs and members, in light of their additional commitment and contribution to the Company and the Board. Changes in director compensation, if any, should come at the suggestion of the Compensation Committee, but with full discussion and concurrence by the Board.

CEO Evaluation

The Compensation Committee is responsible for setting annual and long-term performance goals for the CEO and for evaluating his performance against such goals (except for matters expressly delegated to the Executive Compensation Subcommittee). The Compensation Committee meets annually with the CEO to receive his recommendations concerning such goals. The chair of the Compensation Committee then meets with the CEO to evaluate his or her performance against such goals. The Compensation Committee also is responsible for setting annual and long-term performance goals and compensation for, and evaluating the performance against such goals by, the other senior executive officers of the Company (except for matters expressly delegated to the Executive Compensation

AutoNation, Inc. Corporate
Governance Guidelines

Subcommittee). Both the goals and the evaluation for the CEO and other senior executive officers of the Company are then submitted for consideration by, and input from, the outside Directors of the Board at a meeting of that group.

Succession Planning and Management Development

The CEO will report annually to the Board on the Company’s program for succession and management development. CEO succession is a Board-driven, collaborative process. Although the current CEO has an important role to play, the Board must be responsible for the plan for succession while collaborating with the CEO in deciding the timing and the necessary qualifications for making a final decision.

CODES OF CONDUCT AND ETHICS

All Directors, officers and employees shall comply with the Company’s codes of conduct and ethics, which provide that the Company will conduct business according to high moral and ethical principles and in compliance with applicable law. The Board does not intend to grant waivers under any code of conduct or ethics policy for any Director or executive officer.

POLICY ON SHAREHOLDER RIGHTS PLANS

The Board of Directors will not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

POLICY ON GOLDEN PARACHUTE PAYMENTS

The Company will not enter into a Severance Agreement with a senior executive of the Company that provides for Benefits in an amount exceeding 299% of the sum of such senior executive’s base salary plus bonus, unless such Severance Agreement has been submitted to a stockholder vote. Further, unless such Severance Agreement has been submitted to a stockholder vote, the Company will not enter into a Severance Agreement that provides for the payment of Benefits to a senior executive of the Company triggered by (i) a Change in Control of the Company that is approved by stockholders but not completed or (ii) a completed Change in Control of the Company in which the senior executive remains employed in a substantially similar capacity by the successor entity.

As used herein, “Severance Agreement” means an employment, severance or other agreement (together with any renewal, modification or extension of any such agreement) that provides for the payment of Benefits to a senior executive of the Company triggered by (i) the termination of such executive’s employment or (ii) a Change in Control of the Company.

As used herein, “Benefits” means severance amounts payable in cash or stock to a senior executive of the Company (including amounts payable for the uncompleted portion of an employment term), including both lump-sum payments and the estimated present value of any periodic payments, consulting fees or perquisites paid following the date of termination of such executive’s employment; provided, that the term “Benefits” does not include (i) retirement benefits earned or accrued under qualified or non-qualified retirement plans, (ii) the value of accelerated vesting of, or payments with respect to, any outstanding equity-based award granted prior to termination of such executive’s employment or the extension of an exercise period with respect to any such award or (iii) compensation and benefits earned, accrued or otherwise provided for services rendered prior to the date of termination of such executive’s employment.

AutoNation, Inc. Corporate
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As used herein, “bonus” means the annual bonus awarded to the senior executive for the calendar year prior to any termination of such executive’s employment.

As used herein, “Change in Control” means (i) the acquisition by any person, entity or group (together with any affiliates thereof) of direct or indirect beneficial ownership of or the right to vote more than 50% of the voting securities of the Company, or (ii) any merger, consolidation or other business combination of the Company with or into any other entity, recapitalization, spin-off, distribution or any other similar transaction, whether in a single transaction or series of related transactions, where the beneficial owners of the voting securities of the Company prior to such transaction, taken together with their affiliates, cease to beneficially own at least 50% of the voting power of the voting securities of the entity surviving or resulting from such transaction (or the ultimate sole parent thereof) (such ownership being based solely on the voting securities beneficially owned by such persons immediately prior to such event).

As used herein, “senior executive” shall have the meaning given to the term “executive officer” in Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

POLICY ON SHAREHOLDER COMMUNICATIONS WITH THE BOARD

The Board encourages shareholders to communicate with the Board. The process for shareholders to communicate with the Board will be published on the Company’s website.

POLICY ON SENIOR EXECUTIVE OFFICER STOCK OWNERSHIP

The Board believes that senior executive officers of the Company should be stockholders and have a financial stake in the Company. Toward this end, the Board expects that the Chief Executive Officer and the Chief Operating Officer will attain ownership of the Company’s common stock with a fair market value of not less than four times his or her annual base compensation, and each Executive Vice President will attain ownership of the Company’s common stock with a fair market value of not less than two times his or her annual base compensation, in each case within five years of such person first becoming an executive officer or the adoption of this Guideline (February 7, 2006). Exceptions to this requirement may only be made by the Board under compelling mitigating circumstances.

REVIEW OF THESE GUIDELINES

The Corporate Governance Committee shall review these Guidelines annually, or more frequently as appropriate, in comparison to the governance standards identified by leading governance authorities and the evolving needs of the Company and shall determine whether or not an amendment to these Guidelines should be recommended to the Board. Upon recommendation of the Corporate Governance Committee, the Board shall consider and adopt amendments to these Guidelines as appropriate.

ADOPTION

The Board of Directors of AutoNation, Inc., upon recommendation of the Corporate Governance Committee, approved and adopted these Corporate Governance Guidelines on March 24, 2003 and amended these Corporate Governance Guidelines on October 28, 2003, February 3, 2004, December 22, 2004, February 1, 2005 and February 7, 2006.

These Guidelines will be posted on the Company’s
corporate website at corp.AutoNation.com.

AutoNation, Inc. Corporate
Governance Guidelines

Exhibit B

AutoNation, Inc.
Audit Committee Charter

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”). The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the Company’s financial reporting and audit processes, and the Company’s systems of internal controls and disclosure controls, including, without limitation: (a) assisting the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditor’s qualifications and independence, and (iv) the performance of the Company’s independent auditor and the Company’s internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement.

Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

1. Select, in its sole discretion, the firm of independent auditors to audit the books, accounts and internal controls of the Company and its subsidiaries for each fiscal year. The Board will seek shareholder ratification of the independent auditor selected by the Committee at the Company’s annual meeting of shareholders, provided that ultimate authority for the appointment of the independent auditor remains vested solely in the Committee.

2. Review the performance of the independent auditor and, where appropriate, terminate and replace the independent auditor. The independent auditor shall report directly to the Committee and the Committee shall oversee the resolution of disagreements between the Company’s management and the independent auditor.

3. Review and approve in advance the terms of the independent auditor’s annual engagement, including the proposed fees, as well as the scope of auditing services to be provided.

4. Develop policies and procedures with respect to the provision of non-audit services by the independent auditor. Review and approve in advance any non-audit services to be provided by the independent auditor (subject to de minimus exceptions permitted pursuant to the Securities Exchange Act of 1934, as amended (the “Act”), and approved by the Committee prior to the completion of the audit), and the amount of compensation to be paid to the independent auditor for such non-audit services. Delegate to the Chair or members of the Committee, as appropriate, the authority to review and approve, within guidelines and limits established by the Committee, specific non-audit services to be provided by the independent auditor and the amount of compensation to be paid therefor.

5. At least annually obtain and review a report by the independent auditor describing:

(i) the firm’s internal quality-control procedures;

(ii) any material issues raised in the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by the government or professional authorities, within the preceding five years, respecting one or more audits carried out by the independent auditor, and any steps taken to deal with such issues; and

(iii) (to assess the independent auditor’s independence) all relationships between the independent auditor and the Company, including a description of each category of service provided by the independent auditor to the Company and a list of the fees billed for each such category.

AutoNation, Inc.
Audit Committee Charter

6. Oversee the independence of the Company’s independent auditor by, among other things:

(i) actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and taking appropriate action to satisfy itself of the auditor’s independence;

(ii) receiving from and discussing with the independent auditor the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees);

(iii) considering whether the independent auditor’s performance of permissible non-audit services is compatible with the auditor’s independence;

(iv) ensuring that the rotation of the lead audit partner and reviewing audit partner or other audit personnel responsible for the audit of the Company’s financial statements conforms to the requirements of applicable law (including the Act and the regulations promulgated thereunder) and the rules of the New York Stock Exchange (the “NYSE”);

(v) setting clear hiring policies for employees or former employees of the independent auditor in accordance with the requirements of applicable law; and

(vi) considering whether there should be a regular rotation of the Company’s independent auditor.

7. Review with management, the Company’s chief internal audit executive and the independent auditor the Company’s significant financial risks or exposures and assess the steps management has taken to minimize, monitor and control such risks or exposures. Discuss with management the Company’s policies with respect to risk assessment and risk management, and discuss guidelines and policies to govern the process by which risk management and assessment is undertaken.

8. Review, in consultation with both the Company’s chief internal audit executive and the independent auditor: (i) the audit scope and plan of the internal and independent audit functions and all critical accounting policies and practices to be used and (ii) the coordination of effort between the internal and independent audit functions to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources. Monitor progress under the audit plan during the year and its results.

9. Review with the independent auditor, management and the Company’s chief internal audit executive the following:

(i) the audit of the annual financial statements and the Company’s internal controls over financial reporting and disclosure and the independent auditor’s reports thereon;

(ii) any significant changes required in the independent auditor’s audit plan;

(iii) any significant difficulties or disputes encountered during the course of the audit (including a review with the independent auditor of any audit problems or difficulties encountered and management’s response thereto);

(iv) the Company’s quarterly financial statements and annual audited financial statements, including the Company’s disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the disclosures related to the Company’s controls and procedures, and the quality and acceptability of financial reporting decisions and judgments and any major issues related thereto;

(v) critical accounting policies and such other accounting policies of the Company as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other

AutoNation, Inc.
Audit Committee Charter

regulatory body, including any financial reporting issues that could have a material impact on the Company’s financial statements;

(vi) major issues regarding accounting principles and financial statements presentations, including (a) any significant changes in the Company’s selection or application of accounting principles and (b) any analyses prepared by managers and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Company’s financial statements;

(vii) alternative treatments of financial information that have been discussed by the independent auditor and management, ramifications of the use of such alternative disclosures and treatments, and the treatments preferred by the independent auditor;

(viii) all other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

(ix) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

(x) any other matters related to the conduct of the audit that are required to be communicated to the Committee under generally accepted auditing standards.

10. Discuss privately with the independent auditor any matters deemed significant by the independent auditor, including those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

11. On a quarterly basis, review and discuss with the independent auditor, management (including the Company’s Chief Executive Officer and Chief Financial Officer) and the Company’s chief internal audit executive the following:

(i) the principal executive officer and principal financial officer certifications required to be made in connection with the Company’s periodic reports under the Act and the Sarbanes-Oxley Act of 2002;

(ii) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, including any material weaknesses in internal controls identified by the Company’s independent auditor;

(iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and

(iv) any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

12. Annually, obtain a written report from management on the effectiveness of internal controls over financial reporting, including controls designed to prevent or mitigate financial statement fraud, and review the effectiveness of internal controls with management, the Company’s chief internal audit executive and the independent auditor.

13. Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and (iii) the receipt and treatment of any evidence of a violation of the securities laws or breach of fiduciary duty brought to the Committee’s attention by the Company’s in-house or external securities counsel.

AutoNation, Inc.
Audit Committee Charter

14. Annually, prepare a written report as required by SEC rules regarding whether the Committee has:

(i) reviewed and discussed the audited financial statements with management;

(ii) discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61; and

(iii) received from the independent auditor disclosures regarding the independent auditor’s independence required by Independence Standards Board Standard No. 1, and discussed with the independent auditor its independence.

15. Recommend (if appropriate), based on the review of the audited financial statements and the discussions conducted with, and disclosures received from, management and the independent auditor as contemplated above, to the Board of Directors that the audited financial statements and other financial disclosures be included in the Company’s Annual Report on Form 10-K.

16. Review and concur in the appointment, replacement, reassignment, dismissal and performance assessment of the Company’s chief audit executive.

17. Review the independence of the Company’s chief audit executive and internal audit function.

18. Review with management and the Company’s chief audit executive:

(i) the internal audit department charter, budget and staffing;

(ii) any significant findings and recommendations of the Company’s chief internal audit executive, together with management’s responses thereto;

(iii) any significant difficulties encountered in the course of internal audits, including any restrictions on the scope of work or access to required information; and

(iv) any significant changes required in the chief internal audit executive’s audit plan.

19. Review and discuss with management the Company’s quarterly and annual earnings press releases, including “pro forma” or “adjusted” non-GAAP information, prior to their release to the public.

20. Discuss with management financial information and earnings guidance provided to analysts and rating agencies.

21. Review policies and procedures with respect to executive officers’ expense accounts and perquisites, including use of corporate assets, and consider the results of any review of these areas by the internal or independent auditor.

22. Review with management and the independent auditor any correspondence with regulators, government agencies, employees or any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

23. Review and approve any contracts or transactions greater than $100,000 and up to $500,000 (individually or together in the aggregate if part of a series of related transactions) entered into between the Company and any director, officer or employee of the Company or an affiliate of any such director, officer or employee (“Related Party Transactions”), other than employment- and compensation-related agreements or any purchases of products from the Company by such individuals in the ordinary course as a retail customer. Review with management, as appropriate, any Related Party Transactions up to $100,000.

AutoNation, Inc.
Audit Committee Charter

24. Address or take action with respect to any other matter specifically delegated to the Committee from time to time by the Board.

Membership

25. The Committee shall be comprised of at least three members designated by the Board. The Board shall designate one member of the Committee as Chair. Committee members may be removed by the Board.

26. The Committee must be comprised of members that meet the independence requirements of applicable laws (including the Act) and rules promulgated thereunder and the NYSE listing standards.

27. As determined by the Board, (i) each member of the Committee shall be financially literate and at least one member of the Committee must have sufficient accounting or related financial management expertise in accordance with applicable NYSE listing standards, and (ii) at least one member of the Committee shall be an “audit committee financial expert” as defined in the Act and the applicable regulations promulgated thereunder.

Meetings and Procedures

28. The Committee may fix its own rules of procedure, which shall be consistent with the bylaws of the Company and this Charter.

29. The Chair or a majority of the members of the Committee may call meetings of the Committee upon such notice as is required for special Board meetings in accordance with the Company’s bylaws. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s bylaws.

30. The Committee shall conduct periodic separate executive sessions with management, with the Company’s chief internal audit executive, and with the independent auditor.

31. A majority of the members of the Committee shall constitute a quorum.

32. The Chair of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board as contemplated below.

33. The Committee may request that any Director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

34. The Chair of the Committee (or other member designated by the Chair or the Committee in the Chair’s absence) shall regularly report to the full Board on the Committee’s proceedings and any actions that it takes.

35. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

Performance Evaluation

36. The Committee shall conduct a self-evaluation of its performance annually.

37. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope.

AutoNation, Inc.
Audit Committee Charter

38. In conducting this review, the Committee shall address all matters that it considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

39. The Committee shall present to the Board the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies and procedures.

Outside Advisors

40. The Committee has the authority to, and will, obtain advice and assistance from outside legal, accounting or other advisors, at the Company’s expense, as the Committee determines appropriate or advisable to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, for compensation to the independent auditor and to any advisors that the Committee chooses to engage. Additionally, the Committee shall have the authority to call upon the appropriate corporate staff for assistance in the conduct of its responsibilities.

AutoNation, Inc.
Audit Committee Charter

Exhibit C

AutoNation, Inc.
Corporate Governance Committee Charter

The Corporate Governance Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”). The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities by performing the duties described in this Corporate Governance Committee Charter.

Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

Corporate Governance Guidelines and Code of Business Ethics and Conduct

•	Develop and recommend to the Board corporate governance guidelines for the Company (the “Guidelines”). Thereafter, review annually, or more frequently as appropriate, the corporate governance principles and practices set forth in the Guidelines, in comparison to the governance standards identified by leading governance authorities and the evolving needs of the Company, and make recommendations to the Board with respect to any appropriate amendment to the Guidelines.

•	Consider other corporate governance issues that arise from time to time, and advise the Board with respect to such corporate governance issues.

•	Periodically review the Company’s Code of Business Ethics and Conduct (the “Code”) for directors, officers and employees, and to approve amendments to the Code to the extent deemed appropriate by the Committee.

Evaluation of the Board

•	Establish the evaluation criteria for the annual Board self-evaluation, including the criteria for determining whether the Board and Board committees are functioning effectively, and implement the process for annual evaluations.

Other Matters

•	To recommend that the Board establish such special committees as may be necessary, appropriate or advisable to address ethical, legal or other matters that may arise.

•	Address or take action with respect to any other matter specifically delegated to the Committee from time to time by the Board.

Membership

•	The Committee shall be comprised of at least three members designated by the Board. The Committee shall recommend, and the Board shall designate, one member of the Committee as Chair. Committee members may be removed by the Board.

•	The Committee must be comprised of members that meet the independence requirements of the New York Stock Exchange, as determined by the Board.

AutoNation, Inc. Corporate
Governance Committee Charter

C-1

Meetings and Procedures

•	The Committee may fix its own rules of procedure, which shall be consistent with the bylaws of the Company and this Charter.

•	The Chair or a majority of the members of the Committee may call meetings of the Committee upon such notice as is required for special Board meetings in accordance with the Company’s bylaws. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s bylaws.

•	A majority of the members of the Committee shall constitute a quorum.

•	The Chair of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board as contemplated below.

•	The Committee may request that any Director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

•	The Chair of the Committee (or other member designated by the Chair or the Committee in the Chair’s absence) shall report to the full Board, at the request of the Board, with respect to those matters considered and acted upon by the Committee.

•	The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

Performance Evaluation

•	The Committee shall conduct a self-evaluation of its performance annually.

•	In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope.

•	In conducting this review, the Committee shall address all matters that it considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

•	The Committee shall present to the Board the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies and procedures.

Outside Advisors

•	The Committee may retain outside counsel and any other advisors, at the Company’s expense, as the Committee determines appropriate or advisable to carry out its duties. Additionally, the Committee shall have the authority to call upon the appropriate corporate staff for assistance in the conduct of its responsibilities.

AutoNation, Inc. Corporate
Governance Committee Charter

C-2

Exhibit D

AutoNation, Inc.
Nominating Subcommittee Charter

The Nominating Subcommittee (the “Subcommittee”) is a subcommittee of the Corporate Governance Committee of the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”). The primary function of the Subcommittee is to assist the Corporate Governance Committee in fulfilling its responsibilities by performing the duties described in this Nominating Subcommittee Charter.

Duties and Responsibilities

The Subcommittee shall have the following duties and responsibilities:

Assess Board Membership Needs and Composition and Recommend Nominees

•	Assess from time to time the appropriate balance of skills and characteristics required of Board members.

•	Identify, evaluate and recommend candidates to the entire Board for nomination and election to the Board. Nominees for Director shall be selected on the basis of, among other things, broad experience; financial expertise; wisdom; integrity; ability to make independent analytical inquiries; understanding of the Company’s business environment; willingness and ability to devote adequate time to Board duties; all in the context of the needs of the Board at that point in time as assessed by the Subcommittee and with the objective of ensuring diversity in the background, experience and viewpoints of Board members.

•	Review Board candidates recommended by shareholders on the same basis as if such candidates were recommended by one or more of our directors or other sources.

•	In conjunction with the Chairman of the Board, formally review each Director’s continuation on the Board every five years so that, among other things, each Director has the opportunity to conveniently confirm his/her desire to continue as a member of the Board.

•	Review the circumstances of any Director who retires or changes from the position he or she holds and make a recommendation to the Board as to the continued appropriateness of Board membership by such Director.

•	After consultation with the Chairman and CEO, recommend to the Board for approval all assignments of committee members, including designations of the chairs of the committees.

•	Assist the Board in determining and monitoring whether or not each Director and prospective director is an “independent director” within the meaning of any rules and laws applicable to the Company.

•	Review and monitor the size and composition of the Board to ensure that a substantial majority of directors are independent directors, as determined by the Board.

Other Matters

•	Address or take action with respect to any other matter specifically delegated to the Subcommittee from time to time by the Corporate Governance Committee.

Membership

•	The Subcommittee shall be comprised of at least two members of the Corporate Governance Committee designated by the Board. The Board shall designate one member as the Chair, based on the recommendation of the Corporate Governance Committee. Subcommittee members may be removed by the Board.

•	The Subcommittee must be comprised of members that meet the independence requirements of the New York Stock Exchange and the independence standard set forth in the AutoNation, Inc. Corporate Governance Guidelines.

AutoNation, Inc.
Nominating Subcommittee Charter

D-1

Meetings and Procedures

•	The Subcommittee may fix its own rules of procedure, which shall be consistent with the bylaws of the Company and this Charter.

•	The Chair or a majority of the members of the Subcommittee may call meetings of the Subcommittee upon such notice as is required for special Board meetings in accordance with the Company’s bylaws. The Subcommittee may meet by telephone conference call or by any other means permitted by law or the Company’s bylaws.

•	The Chair of the Subcommittee shall be responsible for leadership of the Subcommittee, including preparing the agenda, presiding over Subcommittee meetings, making Subcommittee assignments and reporting the Subcommittee’s actions to the Corporate Governance Committee as contemplated below.

•	A majority of the members of the Subcommittee shall constitute a quorum.

•	The Subcommittee may request that any Director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Subcommittee, attend any meeting of the Subcommittee to provide such pertinent information as the Subcommittee requests.

•	The Chair of the Subcommittee (or other member designated by the Chair or the Subcommittee in the Chair’s absence) shall report to the full Corporate Governance Committee, at the request of the Corporate Governance Committee, with respect to those matters considered and acted upon by the Subcommittee.

•	The Subcommittee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

Performance Evaluation

•	The Subcommittee shall conduct a self-evaluation of its performance annually.

•	In conducting this review, the Subcommittee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope.

•	In conducting this review, the Subcommittee shall address all matters that it considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Subcommittee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Subcommittee were adequate for the Subcommittee to complete its work in a thorough and thoughtful manner.

•	The Subcommittee shall present to the Board the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s or Corporate Governance Committee’s policies and procedures.

Outside Advisors

•	The Subcommittee has the sole authority to retain, at the Company’s expense, and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and any other retention terms.

•	The Subcommittee may retain outside counsel and any other advisors, at the Company’s expense, as the Subcommittee determines appropriate or advisable to carry out its duties. Additionally, the Subcommittee shall have the authority to call upon the appropriate corporate staff for assistance in the conduct of its responsibilities.

AutoNation, Inc.
Nominating Subcommittee Charter

D-2

Annual Meeting Admission Ticket

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext

2006 Annual Meeting of
AutoNation, Inc. Stockholders

Thursday, June 1, 2006, 9:00 A.M. Local Time
AutoNation Tower
110 S.E. 6th Street
Fort Lauderdale, Florida

Upon arrival, please present this
admission ticket and photo identification
at the registration desk.
          PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

Annual Meeting Proxy Card	C0123456789

☐	Please mark this box with an X if your address has changed and print the new address below.	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS)		+
C 1234567890 J N T

A	Election of Directors
1.  A vote FOR all nominees is recommended by the Board of Directors

	For All	Withhold All	For, except withhold vote from the following nominee(s)
01 - Mike Jackson	☐	☐	☐
02 - Robert J. Brown
03 - Rick L. Burdick
04 - William C. Crowley
05 - Edward S. Lampert
06 - Michael E. Maroone
07 - Irene B. Rosenfeld
B	Ratification of the Appointment of KPMG	C	Adoption of Stockholder Proposal on
	LLP as Independent Auditor for 2006		Cumulative Voting for the Election of Directors

	For	Against	Abstain		For	Against	Abstain

2. A vote FOR ratification of KPMG LLP is recommended by the Board of Directors	☐	☐	☐	3. A vote AGAINST the stockholder proposal is recommended by the Board of Directors	☐	☐	☐

D	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. If acting as attorney, executor, trustee, or in any representative capacity, sign name and title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

☐☐ / ☐☐ / ☐☐☐☐

■	0 0 9 0 3 5 1	5 U P X	C O Y	+

Admission Ticket
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PLEASE DETACH ALONG PERFORATION AND RETURN THIS CARD IF VOTING BY MAIL.
Proxy - AutoNation, Inc.
This proxy is solicited on behalf of the Board of Directors
Mike Jackson and Jonathan P. Ferrando, each with power of substitution, are hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of AutoNation, Inc. to be held on June 1, 2006, or any postponements or adjournments thereof, as indicated on the reverse side.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITOR FOR 2006 AND AGAINST THE STOCKHOLDER PROPOSAL. As to any other matter, the proxy holders shall vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.
The undersigned hereby acknowledges receipt of the Notice of the 2006 Annual Meeting of Stockholders, the Proxy Statement and the Annual Report for the fiscal year ended December 31, 2005 furnished herewith.
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE.
(Continued and to be signed on reverse side)
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on June 1, 2006.
THANK YOU FOR VOTING